Exhibit 10.13

                          PLAN DOCUMENT


                  HEARTLAND FINANCIAL USA, INC.

                        HEALTH CARE PLAN



                           Plan:  501

Heartland Financial USA, Inc. hereby establishes a program of benefits constituting an "Employee Welfare Benefit Plan" under the Employee Retirement Income Security Act of 1976 (ERISA), as amended. By signing below, Heartland Financial USA, Inc. agrees to be bound by the terms of the plan.

                              HEARTLAND FINANCIAL USA, INC.


                              By:  /s/ Nancy Wilson
                                   ------------------------
                                   Authorized Representative

                              Witnessed:


Date: January 4, 1999         By:  /s/ Annette Arnold
     --------------------          ------------------------

                 DISCLAIMER OF CLAIMS PROCESSOR


We have prepared these documents for your review and consideration, but we are not legal counsel, nor are we in the business of practicing law. As your plan's fiduciaries and/or trustees, you are fully responsible for all legal issues which concern the plan. If you are not an expert in this area, you may wish to consult an attorney to assist you in reviewing this plan.

                        TABLE OF CONTENTS

SECTION                                                      PAGE

PLAN DESCRIPTION
PLAN SUMMARY
MANAGED CARE
 Utilization Review Agent
 Utilization Review
 Penalty for Non-Certification
 Continued Stay Review
COMPREHENSIVE MEDICAL EXPENSE BENEFITS
 The Deductible
 Family Deductible Feature
 Deductible Carry-over Provision
 Medical Eligible Expenses
COMPREHENSIVE DENTAL EXPENSE BENEFITS
 The Deductible
 Dental Eligible Expenses
 Limitations
PRESCRIPTION DRUG EXPENSE BENEFIT
GENERAL LIMITATIONS
PRE-EXISTING CONDITIONS
ELIGIBILITY OF COVERAGE
 Employee Eligibility and Effective Date
 Dependent Eligibility and Effective Date
LATE ENROLLMENT
 Special Enrollment
TERMINATION OF COVERAGE
 Employee Termination
 Dependent Termination
EXTENSION OF BENEFITS
 Family and Medical Leave Act Provision
 Uniformed Services Employment And Reemployment Rights Act
 (USERRA)
 COBRA Extension of Benefits
COORDINATION OF BENEFITS
SUBROGATION
RIGHTS UNDER ERISA
GENERAL PROVISIONS
DEFINITIONS

                        PLAN DESCRIPTION

Purpose
The Plan Document details the benefits, rights, and privileges of Covered Individuals (as later defined), in a fund established by Heartland Financial USA, Inc. and referred to as the "Plan." The
Plan Document explains the times when the Plan will pay or reimburse all or a portion of Covered Expenses.

Effective Date
The effective date of the Plan is January 1, 1999.

Claims Processor
The Claims Processor of the Plan is Self Insured Services Company (SISCO).

Name Of Plan                  Heartland Financial USA, Inc. Health Care Plan

Name And Address Of Plan
Sponsor                       Heartland Financial USA, Inc.
                              1398 Central Avenue
                              Dubuque, IA  52001

Name And Address of Claims
Processor                     Self Insured Services Company (SISCO)
                              P.O. Box 389
                              Dubuque, IA  52004-0389
                              (800) 457-4726

Name And Address Of Review
Organization                   HEALTHCORP
                               P.O. Box 1475
                               Dubuque, IA  52004-1475
                               (800) 583-5888

Employer I.D. Number           42-1405748

Plan Number                    501

Type Of Benefit Provided       Medical and Dental Expense Coverage

Agent For Legal Service        Heartland Financial USA, Inc.

Funding Of The Plan            Heartland Financial USA, Inc. and Employee
                               Contributions

Medium For Providing Benefits  The benefits are administered in accordance with the Plan Document
                               by the Claims Processor.

Fiscal Year Of The Plan        Beginning January 1st and ends December
                               31st.

Named Fiduciary And Plan Administrator
The Named Fiduciary and Plan Administrator is Heartland Financial USA, Inc., who will have the authority to control and manage the operation and administration of the Plan. The Named Administrator may delegate responsibilities for the operation and administration of the Plan. The Company will have the authority to amend the Plan, to determine its policies, to appoint and remove other supervisors, fix their compensation (if any), and exercise general administrative authority over them. The Administrator has the sole authority and responsibility to review and make final decisions on all claims to benefit hereunder.

Contributions To The Plan
The amount of contributions to the Plan are to be made on the following basis:

The Company reserves the right to increase or decrease Employee or Dependent contributions from time to time. Notwithstanding any other provision of the Plan, the Company's obligation to pay claims otherwise allowable under the terms of the Plan will be limited to its obligation to make contributions to the Plan as set forth in the preceding sentence. Payment of said claims in accordance with these procedures will discharge completely the Company's obligation with respect to such payments. In the event that the Company terminates the Plan, then as of the effective date of termination, the Company and Covered Employees will have no further obligation to make additional contributions to the Plan.

Plan Modification And Amendments
Subject to any negotiated agreements, the Company may modify, amend, or discontinue the Plan without the consent of or notice to Employees. Any changes made shall be binding on each Employee and on any other Covered Individuals. This right to make amendments shall extend to amending the coverage (if any) granted to retirees covered under the Plan, including the right to terminate such coverage (if any) entirely.

Termination Of Plan
The Company reserves the right at any time to terminate the Plan by a written instrument to that effect. All previous contributions by the Company will continue to be issued for the purpose of paying benefits under the provisions of this Plan with respect to claims arising before such termination, or will be used for the purpose of providing similar health benefits to Covered Employees, until all contributions are exhausted.

Plan Is Not A Contract
The Plan Document constitutes the entire Plan. The Plan will not be deemed to constitute a contract of employment or give any Employee of the Company the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or otherwise terminate the employment of any Employee.

Claim Procedure
In accordance with Section 503 of ERISA, the Company will provide adequate notice in writing to any Covered Employees whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the Employee. Further, the Company will afford a reasonable opportunity to any Employee, whose claim for benefits has been denied, for a full and fair review of the decision denying the claim by the person designated by the Company for that purpose.

Protection Against Creditors
No benefit payment under this Plan will be subject in any way to alienation, sale, transfer, pledge, attachment, garnishment, execution, or encumbrance of any kind, and any attempt to accomplish the same will be void. If the Company will find that such an attempt has been made with respect to any payment due or to become due to any Covered Employee, the Company in its sole discretion may terminate the interest of such Covered Employee or former Covered Employee in such payment, and in such case will apply the amount of such payment to or for the benefit of such Covered Employee or former Covered Employee, his spouse, parent, adult child, guardian of a minor child, brother or sister, or other relative of a Dependent of such Covered Employee or former Covered Employee, as the Company may determine, and any such application will be a complete discharge of all liability with respect to such benefit payment.

Indemnification Of Employees
Except as otherwise provided in ERISA, no director, officer, or Employee of the Company or of the Claims Processor will incur any personal liability for the breach of any responsibility, obligation, or duty in connection with any act done or omitted to be done in good faith in the administration or management of the Plan and will be indemnified and held harmless by the Company from and against any such personal liability, including all expenses reasonably incurred in his defense if the Company fails to provide such defense. The Company may purchase insurance to cover the potential liability of directors, officers, and Employees serving in a fiduciary capacity with respect to the Plan, and the Plan, itself, at its expense, may insure itself against loss by misdeeds or omissions of Plan Fiduciaries, provided such insurance permits recourse by the insurer against such Fiduciaries. The Company may also purchase insurance to cover the exposure of its directors, officers, and Employees by reason of such right of recourse.


         PLAN SUMMARY FOR HEARTLAND FINANCIAL USA, INC.

Eligibility Provisions

EFFECTIVE DATE OF PLAN       January 1, 1999

ELIGIBLE CLASS                All Employees who work for the Company for at
                              least seventeen and one-half (17.5) hours per week on a regular basis.

REQUIRED PERIOD OF SERVICE    An individual will be eligible on the
                              first of the month coincident with
                              or next following ninety (90) days
                              of continuous, Active Work.

CONTRIBUTION                  The Plan may be evaluated from time to time to
                              determine the amount of Employee
                              contribution (if any) required.

                          MANAGED CARE

Hospital Pre-Admission
Certification                 The Plan requires that all non-emergency
                              inpatient hospitalizations be pre-certified by the Review Organization prior to the hospitalization; all emergency inpatient hospitalizations must be reported within forty-eight (48) hours of admission. If an in-
                              Hospital stay is not pre-certified
                              by the Review Organization,
                              benefits related to the
                              hospitalization may be payable at
                              50%. (The penalty does not apply to
                              the Annual Deductible or Out-of-
                              Pocket Maximum.)

                              In regard to maternity or new born infant admissions, the health Plan may not restrict benefits for any Hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a normal vaginal delivery, or less than 96 hours following a cesarean section, or require that a provider obtain authorization from the plan for prescribing a length of stay not in excess of the above periods.
                              However, Federal law generally does
                              not prohibit the mother's or
                              newborn's attending provider, after
                              consulting with the mother, from
                              discharging the mother or her
                              newborn earlier than 48 hours (or
                              96 hours as applicable).

Continued Stay Review         If the Review Organization determines at any
                              time during an inpatient
                              hospitalization that inpatient care
                              is no longer Medically Necessary,
                              there will be no coverage for
                              expenses incurred thereafter
                              because the patient elects to
                              remain hospitalized.

Outpatient Management
Pre-Certification             The Plan requires that scheduled diagnostic
                              tests (such as an MRI or CT Scan)
                              as well as any scheduled procedure
                              at a Hospital, clinic and/or
                              Physician's office, freestanding
                              diagnostic or treatment facility,
                              freestanding surgical center or
                              Hospital-based surgical center or
                              mobile units offering these
                              services be pre-certified by the
                              Review Organization prior to
                              receiving treatment.  Scheduled
                              procedures do include both surgical
                              and diagnostic procedures as well
                              as various therapies to include
                              radiation, chemotherapy and
                              rehabilitation. It does not include
                              routine laboratory work, routine
                              office procedures, or emergency
                              room visits. If the service is not
                              pre-certified, eligible charges
                              related to the service may be
                              payable at 50%. (The penalty does
                              not apply to the Annual Deductible
                              or Out-of-Pocket Maximum)

Mental Health/Substance
 Abuse Treatment Pre-
 Certification                The Plan requires that any Outpatient Mental
                              Health/Substance Abuse treatment in
                              excess of five (5) visits be pre-
                              certified by the Review
                              Organization prior to receiving
                              treatment. If the Mental
                              Health/Substance Abuse procedure is
                              not pre-certified, eligible charges
                              related to the Mental
                              Health/Substance Abuse procedure
                              may be payable at 50%. (The penalty
                              does not apply to the Annual
                              Deductible or Out-of-Pocket
                              Maximum)

Hospital Bill Auditing        The Plan will reimburse the participant 25%
                              of an error on a hospital bill.
                              (The employee must be the initial
                              person discovering the error.)

             COMPREHENSIVE MEDICAL EXPENSE BENEFITS


Annual Individual Deductible   $250

Annual Family Deductible
(All Family members
 combined)                     $500

Annual Out-of-Pocket Maximum
Including the Deductible
(Does not include the
benefit reduction for
failure to comply with the
Managed Care measures of
the Plan,ineligible charges,
coinsurance for Mental
Nervous/Substance Abuse
services, coinsurance for
infertility services,
coinsurance for
prescriptions, or any
amount over the usual,
customary, and reasonable
procedure rate.)            Individual:  $750
                            Family:  $1,500 (All Family members combined)

Benefit Percentage for Mental
Nervous/Substance Abuse
Services                     50% after the Annual Deductible

Benefit Percentage for Well-
Child Care up to Age 13      100% after the Annual Deductible

Benefit Percentage for
Routine Exams for In-
dividuals Age 13 and Over     If a Covered Individual avails himself
                              of the services of a Preferred
                              Provider, benefits will be payable
                              at 90% after the Annual Deductible.
                              If a Covered Individual does not
                              avail himself of the services of a
                              Preferred Provider, benefits will
                              be payable at 80% after the Annual
                              Deductible.

Benefit Percentage for Out-
Patient Department Services
(co-pay waived if admitted)   If a Covered Individual avails himself
                              of the services of a Preferred
                              Provider, benefits will be payable
                              at 90% after a $50 co-pay and the
                              Annual Deductible.  If a Covered
                              Individual does not avail himself
                              of the services of a Preferred
                              Provider, benefits will be payable
                              at 80% after a $50 co-pay and the
                              Annual Deductible.

Benefit Percentage for
Prescription Drugs
(Effective February 1, 1999
Participants will be
required to pay only 50%
at the Pharmacy)              50%, no Deductible required (If a name brand drug
                              is purchased when a generic is
                              available, the participant is
                              responsible for the price
                              difference.)

Benefit Percentage for All
Other Eligible Medical
Expenses If a Covered Individual avails himself of the services of a Preferred Provider, benefits will be payable at 90% after the Annual
                              Deductible.  If a Covered
                              Individual does not avail himself
                              of the services of a Preferred
                              Provider, benefits will be payable
                              at 80% after the Annual Deductible.

                   PLAN LIMITATIONS & MAXIMUMS

UCR                           All charges are subject to the usual,
                              customary, and reasonable (UCR) fee for the area in which the service or supply is received.

Hospital Room & Board
Limitation                    Semi-private rate; if a facility has only
                              private rooms or a private room is medically necessary, the private room rate will be allowed.

Intensive Care Unit
Limitation                    Actual ICU rate

Skilled Nursing Facility
Room & Board Limitation       Semi-private rate

Maximum Lifetime Benefit
for All Medical Expenses
(Includes all other
lifetime maximums).           $2,000,000

Maximum Lifetime Benefit
for Respite Care              Inpatient:  15 days
                              Outpatient:  15 days

Maximum Lifetime Benefit
for Services and Supplies
Related to Infertility        $15,000

Maximum Lifetime Benefit
for TMJ (Temporomandibular
Joint Disorder)               $15,000

Maximum Lifetime Benefit
for Substance Abuse
Expenses                      $50,000

Maximum Annual Benefit for
Inpatient Mental Health
and/or Substance Abuse
Treatment Expenses Combined   30 days per Calendar Year, age 19 and under

                              60 days per Calendar Year, age 19 and over

Maximum Annual Benefit for
Outpatient Mental Health
and/or Substance Abuse
Treatment Expenses            30 days per Calendar Year

Maximum Annual Benefit for
Skilled Nursing Facility
Expenses                      60 days per Calendar Year

Maximum Annual Benefit for
Home Health Care Services     100 visits per Calendar Year

Maximum Benefit for Family
Counseling Under Hospice
Care Benefit                  $200 per Hospice Period

                     DENTAL EXPENSE BENEFITS
                             Plan I

Annual Individual Deductible  $25

Annual Family Deductible
(Three Individuals)           $75

Benefit Percentage for Dental Expenses

  Class I (Diagnostic and
  Preventive Services)        100%, no Deductible required

  Class II (Basic Restorative
  Services)                   80% after the Annual Deductible

  Class III (Major Restorative
  Services)                   80% after the Annual Deductible

  Class IV (Dentures and
  bridges)                    50% after the Annual Deductible

  Class V (Gum and bone disease
  -surgical)                  50% after the Annual Deductible

  Class VI (Orthodontia)      50% after the Annual Deductible, up to the
                              Lifetime Maximum

Maximum Annual Benefit per
Individual Classes I, II,
 III, IV and V Combined       $1,000 per individual per Calendar Year

Maximum Lifetime Benefit
Class VI                      $1,500 per individual

Maximum Benefit for Sealants  $120 (limited to dependent children up to age 15)

                     DENTAL EXPENSE BENEFITS
                             Plan II

Annual Individual Deductible  $25

Annual Family Deductible
(Three Individuals)           $75

Benefit Percentage for Dental Expenses

  Class I (Diagnostic and
  Preventive Services)        100%, no Deductible required

  Class II (Basic Restorative
  Services)                   80% after the Annual Deductible

  Class III (Major Restorative
  Services)                   80% after the Annual Deductible

Maximum Annual Benefit
  Classes I, II and III       $1,000 per individual per Calendar Year

Maximum Benefit for Sealants  $120 (limited to dependent children up to age 15)

                          MANAGED CARE

Utilization Review Agent
The Utilization Review Agent for this Plan is:

HEALTHCORP
P.O. Box 1475
Dubuque, Iowa 52004-1475
1-800-583-5888

Utilization Review
This Plan has a mandatory utilization review requirement called "pre-certification". Pre-certification is required for all scheduled Hospital admissions and Outpatient services (as outlined in the Plan Summary). For emergency admissions to the Hospital, the covered individual must notify the utilization review agent within 48 hours of the admission. Pre-certification of Outpatient mental health and/or substance abuse services is required if the services exceed five (5) session. Pre-certification determines that services received are Medically Necessary. Pre-certification does not guarantee that proposed Hospital admissions, Surgical Procedure, or Outpatient procedures are covered under the Plan.

The Covered Individual must inform the provider that he participates in a program which has pre-certification requirements. In order to obtain pre-certification:

1. Notify the appropriate Utilization Review Agent of the upcoming Hospital stay no later than twenty-four (24) hours prior to the admission to the Hospital.

2. Notice can be given by: (a) the Hospital; (b) admitting Physician; (c) Covered Individual; or (d) a Family member of the Covered Individual, but it is ultimately the responsibility of the Covered Individual to make sure a Hospital admission, Surgical Procedure, or Outpatient procedure has been pre-certified.

3. The Utilization Review Agent must be provided with information necessary to make a decision as to the Medical Necessity of the admission.

When the Utilization Review Agent provides pre-certification to the Covered Individual, the Utilization Review Agent will assign a certain number of inpatient Hospital days for the stay. If any days are not Medically Necessary, and the Covered Individual chooses to remain beyond the Medically Necessary length of stay, the Covered Individual shall be liable for all Hospital charges beyond the Medically Necessary length of stay.

Penalty for Non-Certification
If pre-certification is not obtained in connection with inpatient hospitalization, home health care, Hospice care, or private duty nursing, the services may be reduced by 50%. The additional penalty will be figured before the Deductible and coinsurance are applied. The penalty is not considered a covered expense.

Continued Stay Review
If the review organization determines at any time during the inpatient hospitalization that it is not Medically Necessary for the Covered Individual to remain an inpatient and the Covered Individual elects to remain hospitalized, no benefits shall be payable in relation to any day of hospitalization following the date the review organization determines that inpatient hospitalization is no longer Medically Necessary.

Hospital Bill Auditing
The Plan will reimburse the Participant 25% of an error on a hospital bill. If you discover an error on a hospital bill that results in savings to the Health Plan, you will be given 25% of the savings. To be eligible you must be the first to discover the error and notify the claims payer of the error. You will need to document the error by supplying a copy of both the incorrect billing and the corrected billing.

             COMPREHENSIVE MEDICAL EXPENSE BENEFITS

Upon receipt of proof of loss, the Plan will pay the benefit percentage listed in the Plan Summary for Eligible Expenses incurred in each benefit period. The amount payable in no event shall exceed the Maximum Lifetime Benefit stated in the Plan Summary.

The Deductible
The Deductible is the amount of covered medical expenses which must be paid before Comprehensive Medical Expense Benefits are payable. The amount of the Deductible is shown in the Plan Summary. Each Family member is subject to the Deductible up to the Family maximum as shown in the Plan Summary.

Family Deductible Feature
If the Family Deductible limit, as shown in the Plan Summary, is incurred by covered Family members during the Calendar Year, no further Deductibles will be required on any members for the rest of the year.

Deductible Carry-over Provision
The medical Deductible applies only once in any Calendar Year even though there may be several different injuries or diseases. So that Comprehensive Medical Benefit payments will not be subject to a medical Deductible late in one Calendar Year and soon again in the next following year, any expenses applied against the medical Deductible in the last three (3) months of a Calendar Year will reduce the medical Deductible for the next Calendar Year.

Common Accident Provision
If two or more covered members of a Family sustain bodily injuries in the same accident, only one applicable annual individual medical Deductible amount will be applied for all accident related charges.

Allocation And Apportionment Of Benefits
The Company reserves the right to allocate the Deductible amount to any eligible charges and to apportion the benefits to the Covered Individual and any assignees. Such allocation and apportionment shall be conclusive and shall be binding upon the Covered Individual and all assignees.

Medical Eligible Expenses
Medical Eligible Expenses are the following expenses listed below that are incurred while coverage is in force for the Covered
Individual. If, however, any of the listed expenses are excluded from coverage because of a reason described in the General
Limitations section, those expenses will not be considered medical Eligible Expenses.

The Plan will make payment for eligible medical expenses subject to the co-payment percentage and maximum amounts shown in the Plan Summary.

Hospital Expenses
Hospital expenses are the charges made by a Hospital in its own behalf. Such charges include:

1. Semi-private room and board. If a facility has only private rooms, 90% of the private rate will be allowed. If a private room is Medically Necessary due to the diagnosed condition, the private-room rate will be allowable.

2. Necessary Hospital services other than room and board as furnished by the Hospital.

3. Special care units, including burn care units, cardiac care units, delivery rooms, intensive care units, isolation rooms, operating rooms and recovery rooms.

Skilled Nursing Facility Expenses
Eligible Skilled Nursing Facility expenses under this benefit must start within fourteen (14) days of discharge from a hospital stay of at least three (3) days and will be limited up to the maximums listed in the Plan Summary. Eligible services include:

1. Room and Board, including any charges made by the facility as a condition of occupancy or on a regular daily or weekly basis, such as general nursing services. The daily room and board charges allowed will not exceed the average semi-private rate.

2. Medical services customarily provided by the Skilled Nursing Facility, with the exception of private-duty or special nursing services and Physician fees.

3. Drugs, biologicals, solutions, dressings and casts furnished for use during the convalescent period, but no other supplies.

Hospice Expenses
A Hospice means a health care program providing services to terminally ill patients. The following services and supplies provided by a Hospice are covered:

1.    Nursing care by a Registered Nurse (R.N.), or by a Licensed
      Practical Nurse (L.P.N.), a vocational nurse, or a public health nurse who is under the direct supervision of a Registered Nurse.

2. Physical therapy, occupational therapy and speech therapy, when rendered by a licensed therapist.

3. Medical supplies, including drugs and biologicals, and the use of medical appliances.

4.    Physicians' services.

5. Services, supplies, and treatments deemed Medically Necessary and ordered by a licensed Physician.

6.    Bereavement counseling up to the maximum listed in the Plan
      Summary.

Respite Care Expenses
Respite care offers rest and relief help for the Family caring for a terminally ill patient. Respite services must be received in increments of at least five (5) consecutive days and are limited to a lifetime maximum of fifteen (15) Outpatient days and fifteen (15) inpatient days of respite care. Eligible inpatient respite care can take place in a Hospital, Skilled Nursing Facility or nursing home.

Home Health Care Expenses
Home health care expenses are the charges made by a Home Health
Care Agency, for the following services and supplies which are ordered by a Physician and furnished to a Family member in his home in accordance with a Home Health Care Plan.

1. Part-time or intermittent nursing care provided by a Registered Nurse (R.N.), or by a Licensed Practical Nurse (L.P.N.), a vocational nurse, or a public health nurse who is under the direct supervision of a Registered Nurse.

2. Part-time or intermittent home health aide services which consist primarily of caring for the patient, and is under the supervision of an R.N. or L.P.N.

3. Medical supplies, drugs, and medicines prescribed by a Physician, and laboratory services provided by or on behalf of a Hospital, but only to the extent that such charges would have been covered if the Family member had remained in the Hospital or a Skilled Nursing Facility.

4.    Charges for physical, speech or occupational therapy.

5.    Charges for parenteral or enteral nutrition.

6.    Charges for inhalation therapy.

7.    Medical social services.

Home Health Care Expenses will not be covered if they are:

1.    For services or supplies not specified in the Home Health Care
      Plan.

2.    For services by a member of the Employee's or Dependent's
      Family or household.

3. For services for a period during which an Employee or Dependent is not under the continuing care of a Physician.

4.    For transportation services.

Each visit, up to eight (8) hours, by a Registered Nurse (R.N.) or Licensed Practical Nurse (L.P.N.) to provide nursing care, by a therapist to provide physical, occupational or speech therapy, and each visit of up to eight (8) hours by a home health aide shall be considered as one home health care visit.

Organ Transplant Expenses
Benefits are available to a Covered Individual who is a recipient or donor for Medically Necessary covered services relating to bone marrow, liver, heart, lung (single and double), combination heart/lung, pancreas, pancreas/kidney, kidney, cornea and any other non-experimental transplant. Eligible services include, but are not limited to: testing to determine transplant feasibility and donor compatibility; charges related to the transplant itself, as well as follow-up care to include: diagnostic x-ray and lab; procedures to determine rejection or success of transplant, to include: Physician, lab, x-ray or Hospital charges, and anti-rejection drugs.

Organ transplant expenses are those charges for services and supplies in connection with non-experimental transplant procedures, subject to the following criteria:

1. Except for transplant of a cornea, the recipient must be in danger of death in the event the organ transplant is not performed.

2. There must be a reasonable expectation of survival if he were to receive the transplant.

3. Charges incurred by the donor are only payable if the donor has no other coverage available, i.e. group health plan, a government program, or a research program.

4.    Pre-approval is required.

The following will not be eligible for coverage under this benefit:

1.    Expenses associated with the purchase of any organ.

2. Charges in connection with mechanical organs or a transplant involving a mechanical organ; except charges in relation to mechanical organs which may be necessary on a temporary short-term basis until a suitable donor organ is available will be eligible under the Plan.

3. Services or supplies furnished in connection with the transportation of a living donor.

Physician Services
The Plan will allow Physician charges according to usual, customary, and reasonable (UCR) guidelines for medical care and/or surgical treatments, including office or home visits, Hospital Inpatient or Outpatient care, clinic care, and surgical opinion consultations. Payment for multiple surgical procedures (not including the primary surgical procedure) performed at the same time may be reduced to 50% of the UCR amount. If the multiple surgical procedure is determined incidental, benefits will be denied.

Covered Expenses In Or Out Of The Hospital

1. Fees for private-duty nursing when such services are: 1) provided by Registered Nurses (R.N.'s) or Licensed
      Practical Nurses (L.P.N.'s) in the Covered Individual's home; 2) prescribed by a Physician for the treatment of an Illness or Injury when the Covered Individual is homebound; and 3) not more costly than alternative services that would be effective for diagnosis and treatment of the Covered Individual's condition.

2. Treatment or services rendered by a licensed Physical Therapist in a home setting or at a facility or institution which has the primary purpose of providing medical care for an Illness or Injury. Charges for restorative or rehabilitative physical therapy due to an Illness or Injury, or due to surgery performed because of an Illness or Injury will be eligible. Pre-certification is required if therapy exceeds six (6) visits.

3. Charges for Medically Necessary local air or ground ambulance service to and from the nearest, local adequate Hospital or nursing facility where emergency care or treatment is rendered, or to the nearest facility equipped to furnish necessary medical treatment if not available at a local Hospital. This Plan will only cover ambulance transportation when: 1) no other method of transportation is appropriate; 2) the services necessary to treat the Illness or Injury are not available in the Hospital or nursing facility where the Covered Individual is an inpatient; and/or 3) the Hospital or nursing facility where the ambulance takes the Covered Individual is the nearest with adequate facilities.

4.    Charges for x-rays, microscopic tests, and laboratory tests.

5.    Charges for radiation therapy or treatment, and chemotherapy.

6. Charges for the processing and administration of blood or blood components, including charges for the processing and storage of autologous blood.

7.    Charges for oxygen and other gases, and their administration.

8. Charges for electrocardiograms, electroencephalograms, pneumoencephalogram, basal metabolism tests, allergy tests, or similar well-established diagnostic tests generally approved by Physicians throughout the United States.

9. Charges for the cost and administration of anesthetic in conjunction with a covered surgical or medical procedure.

10. Charges for dressings, sutures, casts, splints, crutches, braces, or other necessary medical supplies, with the exception of dental braces, orthopedic shoes, arch supports, elastic stockings, trusses, lumbar braces, garter belts and similar items which can be purchased without a prescription.

11. Charges for the rental, up to the purchase price, of a wheelchair, Hospital bed, iron lung, or other durable medical equipment required for Medically Necessary temporary therapeutic use, or the purchase of this equipment if economically justified, whichever is less. It is recommended that the Covered Individual obtain pre-approval of the purchase.

12. Charges for prosthetic appliances used to replace a missing natural body part, and charges for repairs of such an appliance. Replacement of a prosthetic appliance will be covered when due to a pathological change, or if it has been more than five (5) years since the last placement of such an item, unless replacement is needed as a result of unintentional damage of the appliance, and it cannot be made serviceable by repairs. Pre-authorization of a replacement is recommended.

13. Charges made by an ambulatory surgical center or minor emergency medical clinic when treatment has been rendered.

14. Charges for dialysis as an inpatient or at a Medicare-approved Outpatient dialysis center.

15.   Charges for allergens and allergy injections.

16. Charges for drugs requiring the written prescription of a licensed Physician. Such drugs, with the exception of oral contraceptives, must be necessary for the treatment of an Illness or Injury. The Plan also covers insulin, insulin supplies and syringes.

17. Outpatient cardiac rehabilitation programs to provide supervised monitored exercise sessions following heart surgery or a heart attack. The program must be completed, or the individual must have a Physician's written release from the program, to receive benefits.

18. Charges for restorative or rehabilitative speech therapy by a licensed Speech Therapist due to an Illness or Injury, or due to surgery performed because of an Illness or Injury. Pre-certification is required if therapy exceeds six (6) visits.

19. Charges for restorative or rehabilitative occupational therapy by a licensed Occupational Therapist due to an Illness or Injury, or due to surgery performed because of an Illness or Injury. Pre-certification is required if therapy exceeds six (6) visits.

20. Eligible Pregnancy related expenses for an Employee or a Dependent, including Medically Necessary amniocentesis tests, are considered the same as any other medical condition under the Plan.

21. Charges in relation to a tubal ligation or vasectomy, but only for the initial surgery. Benefits do not include the reversal of a tubal ligation or vasectomy.

22.   Charges for routine child Well-Care up to age thirteen (13)
      Eligible Expenses include those for physical exams, immunizations, except mass immunizations required for travel, and laboratory services.

23. Exam and laboratory charges in relation to a routine annual pap test.

24. Charges for routine physicals for persons age thirteen (13) and over, up to the maximums listed in the Plan Summary. Eligible Expenses will include those for the office exam, immunizations, and any routine diagnostic x-ray and laboratory services normally associated with a routine exam.

25. Charges for dental services provided by a Dentist when Medically Necessary, and limited to services provided for the repair of damage to the jaw or sound natural teeth as the direct result of, and completed within six (6) months of an accidental Injury. Injury as a result of chewing or biting will not be considered an accidental Injury. This will not in any event be deemed to include charges for treatment for the repair or replacement of a denture.

26. Charges for the following oral surgery whether performed by a Dentist or a medical doctor will be considered as eligible medical expenses:

      a.  Correction of congenital abnormalities of the jaw.
      b.  Reduction or manipulation of fractures of facial bones.
      c.  Excision of lesions of the mandible, mouth, lips or tongue.
      d. Incision of the accessory sinuses, mouth, salivary glands or ducts.
      e.  Manipulation of dislocations of the jaw.
      f.  Surgical extraction of impacted teeth.

27. Charges for services and supplies in relation to diabetes self-management programs. Such services must be Medically
      Necessary and prescribed by a Physician.  A Covered
      Individual will be limited to two (2) programs per Lifetime.

28. Charges for services in connection with surgical treatment of morbid obesity will be considered Eligible Expenses, subject to the following conditions:

      a. A second concurring surgical opinion is required prior to the surgical procedure; and

      b.  Pre-authorization is required.

Coverage is subject to the following guidelines:

      a.  Body weight must be at least 200% of the optimal weight

      b. The Covered Individual must have been considered morbidly obese by a Physician for at least five (5) years prior to the date surgical treatment is sought.

      c. Non-surgical methods of weight reduction must have been attempted under a Physician's supervision for at least a three (3) year period immediately prior to the date surgical treatment is sought.

29. Charges in relation to individual and group psychiatric care (treatment of a psychiatric condition, alcoholism, substance abuse or drug addiction) are limited to the co-payment percentage of covered expenses in excess of the Deductible up to the maximums as shown in the Plan
      Summary. A psychiatric condition includes but is not limited to anorexia nervosa and bulimia, schizophrenia, and depressive disorders including but not limited to manic depressive.

30. Hospital and Physician charges in relation to the routine care of a newborn.

31. Charges by a Social Worker or Certified Counselor, but only when the Social Worker or Certified Counselor is under the supervision of an M.D., D.O., or Ph.D.

32. Charges for home infusion therapy, including the administration of nutrients, antibiotics, and other drugs and fluids intravenously or through a feeding tube.

33.   Charges for injectable contraceptives.

34. Charges in relation to TMJ (temporomandibular joint disorder) subject to the maximum listed in the Plan Summary.

35. Charges for one wig or hair piece per year for hair loss due to chemotherapy or other treatment of a medical condition or injury.

36. Charges in relation to the diagnosis and/or treatment of infertility, including drug-induced stimulation of ovulation, artificial insemination, in vitro fertilization, or any infertility procedures currently excluded as investigational when they become recognized as acceptable medical practices, up to the maximums listed in the Plan Summary. Prior approval is recommended to confirm benefits.

Benefits are never available for the collection or purchase of donor semen (sperm) or oocytes (eggs); services of a surrogate parent; freezing of sperm, oocytes, or embryos;
      or reversal of sterilization.

37. Charges for medically necessary mammoplasty following a medically necessary mastectomy. Services include reconstruction of the breast on which the mastectomy has been performed and reconstruction of the other breast to produce symmetrical appearance. Breast prostheses and surgical brassieres are also eligible under the Plan. Reduction mammoplasty will be covered if medical necessity is established and upon approval of the Utilization Review Agent.

              COMPREHENSIVE DENTAL EXPENSE BENEFITS


Subject to the General Limitations and Exclusions of this Plan, reasonable charges incurred for the following dental expenses will be covered in accordance with the percentage of coverage, Deductible amounts and maximums in the Plan Summary.

A pre-treatment review is recommended on all charges that will result in a payment of $100 or more unless it can be shown that treatment was made on an emergency basis.

The Deductible
The Deductible is the amount of covered dental expenses which must be paid before Comprehensive Dental Expense Benefits are payable. The amount of the Deductible is shown in the Plan Summary. Each Family member is subject to the Deductible up to the Family maximum as shown in the Plan Summary.

Dental Eligible Expenses
The term "Covered Dental Expenses" means the expenses incurred by or on behalf of a Covered Individual for charges made by a Dentist for the performance of dental service provided for in the Plan Summary when the dental service is performed by or under the direction of a Dentist, is essential for the necessary care of the teeth, and begins while the Covered Individual is covered for Dental Benefits. If the actual performance of a dental service begins on a date other than the date the service was recommended or determined to be necessary, the dental service will be considered to begin on the date the actual performance of the service begins. For an appliance or modification of an appliance, an expense is considered incurred at the time the impression is made. For a crown, bridge, or gold restoration, an expense is considered incurred at the time the tooth or teeth are prepared. For root canal therapy, an expense is considered incurred at the time the pulp chamber is opened. All other expenses are considered incurred at the time a service is rendered or a supply furnished. Covered dental expenses do not include any expenses that are in excess of the reasonable and customary amount.

CLASS I - Diagnostic & Preventive Services
    1. Oral examinations and routine cleaning (prophylaxis) of teeth, but not more than once every six (6) consecutive months.
    2. Fluoride applied to the teeth, but not more than once every six (6) months.
    3. Dental x-rays:
       a. Full mouth (single or multiple films), but not more than once every three (3) years;
       b. Bitewing x-rays, but not more than once every twelve
          (12) months
       c. Periapical, occlusal and extra oral x-rays when dentally necessary and appropriate.
    4. Periodontal prophylaxis.

CLASS II - Basic Restorative Services
    1. Oral surgery, including pre- and post-operative care and local anesthetic and analgesic.
    2. Extraction of teeth.
    3. Regular cavity fillings, including amalgam, synthetic porcelains, composite and plastic fillings and stainless steel restorations. If you choose tooth-colored (composite) fillings to restore back teeth, benefits will be limited to the amount paid for a silver filling, and the difference will be your responsibility.
    4. General anesthesia and intravenous sedation in connection with oral surgery when billed by the operating Dentist.
    5. Emergency treatment to relieve pain.

CLASS III - Major Restorative Services
    1. Gold fillings and crown or jacket restorations are covered only when the tooth, as a result of extensive carries or fracture, cannot be restored with other filling material.
    2. Non-surgical treatment of gum disease.
    3. Root canal fillings (any x-ray, test, lab exam or follow-up care is part of the allowance for root canal therapy and not a separate dental service.)
    4. Topical application of sealants for unmarried dependent children up to age fifteen (15). Maximum benefit of $120 while covered under this Plan.

CLASS IV - Dentures and Bridges

     1. Bridges.
     2. Partial and complete dentures.

CLASS V - Gum and Bone Disease (Surgical)
Surgical procedures necessary for treatment of diseases of the gums and bone supporting the teeth.

CLASS VI - Orthodontia
Services for the straightening of teeth. Eligible charges must meet all of the following conditions:

     1. An active appliance for that orthodontic procedure is inserted while the person is a covered person for the benefits of this coverage.
     2. The orthodontic procedure is needed to correct: 1) vertical or horizontal overlap of upper teeth over lower teeth of at least four millimeters; 2) faulty alignment of the upper and lower arches with each other by at least the width of one tooth section (one cusp); or 3) crossbite.
     3. The service or supply is made part of an orthodontic treatment plan that, before the orthodontic procedure is performed, has been submitted for Predetermination of Benefits.

Alternate Benefit Provision
When more that one dental service could provide suitable treatment based on common dental standards, the Claims Processor will determine the dental service on which payment will be based and the expenses that will be included as covered expenses.

Limitations
   1. Charges for anesthesia billed separately from the related procedure or analgesia other than general anesthesia administered in connection with oral surgery.
   2. Charges for services or supplies to correct congenital deformities, such as a cleft palate.
   3. Charges for services or supplies which have the primary purpose of improving the appearance of the teeth, rather than restoring or improving dental form or function. Some examples include: laminate and veneers.
   4. Charges for infection control procedures (sepsis control - rubber gloves, gowns, etc.) when billed separately from actual dental treatment.
   5. Charges for services or supplies provided by a Dentist who is a Close Relative.
   6.  Charges for dental implants.
   7. Charges for services or supplies you are not legally obligated to pay for and for which you would not be charged in the absence of this certificate.
   8.  Charges for the replacement of lost or stolen appliances.
   9. Charges for services or supplies that you are entitled to claim from any governmental program even if you waived or failed to claim rights to such services, benefits, or damages.
   10. Charges for services or supplies not specifically listed as a covered expense.
   11. Charges for services or supplies for appliances, including nightguards for the treatment of gum and bone disease or to limit tooth grinding or jaw clenching.
   12. Charges for services or supplies for crowns placed for the primary purpose of periodontal splinting, altering vertical dimension, or restoring the closing of the upper and lower teeth (occlusion).
   13. Charges for prescription drugs.
   14. Charges for repair or replacement of any orthodontic appliance.
   15. Charges for any service or supply that could have been compensated under Workers' Compensation laws, including any services or supplies applied toward the satisfaction of any Deductible under your employer's Workers' Compensation coverage.
   16. Charges for services or supplies for any treatment plan when you receive the services or supplies after the date of termination of coverage under this Plan.
   17. Charges for replacement of a bridge, crown or denture within five (5) years after the date it was originally installed unless: 1) such replacement is made necessary by the placement of an original opposing full denture or the necessary extraction of natural teeth; or 2) the bridge, crown or denture, while in the mouth, has been damaged beyond repaid as a result of an injury received while a person is covered for these benefits.
   18. Charges for replacement of a bridge, crown, or denture which is or can be made useable according to common dental standards.
   19. Charges for porcelain or acrylic veneers of crowns or pontics on or replacing the upper and lower first, second, and third molars.
   20. Charges for bite registrations; precision or semi-precision attachments; or splinting.
   21. Charges for instruction for plaque control, oral hygiene and diet.
   22. Charges that are covered by the Medical Plan offered by the Company.
   23. Charges for services and supplies received from a hospital.

Dental Late Enrollment
If an Employee applies for coverage more than thirty-one (31) days following the date the Employee was first eligible for coverage or after termination of coverage at the Employee's request, he will be required to furnish evident of good dental health to again be eligible for benefits. Evidence of good health will be furnished, if necessary, at the expense of the Employee.

                PRESCRIPTION DRUG EXPENSE BENEFIT

The Plan will pay the usual and customary charge of prescription drugs, less the copayment listed in the Plan Summary which is payable by the Covered Individual for each prescription and each refill of a prescription. The prescription copayment is not eligible for benefits under the medical benefits portion of this Plan.

The Prescription Drug Program will not cover the cost of administration of any drug.

Under this program, the following drugs are never considered a prescription/refill, regardless of use or diagnosis:

1. Any drug for which reimbursement is available under any other group program or government program.

2.    Drugs dispensed from or by any Hospital, Extended Care
      Facility, clinic, or other institution to an inpatient or outpatient; such drugs are covered by the medical portion of the Plan.

3.    Drugs dispensed by other than a retail pharmacy.

4. Drugs that do not require a written prescription of a licensed physician (with the exception of insulin and the syringes or needles for its administration).

The charge for more than a thirty-four (34) day supply shall not be covered by the Plan unless the prescription is listed as a maintenance drug and eligible to be dispensed in greater number
(100-day supply) under the Prescription Drug Agreement.

Also excluded are:

1. Devices or appliances (except for needles and syringes necessary for the administration of insulin).

2.    Refills of a prescription that is more than one (1) year old.

3. Nutritional supplements, cosmetic or growth hormone treatments, or drugs or supplies associated with weight reduction.

4. Over the counter medications (including chemstrips, glucostix, lancets)

5.    Drugs dispensed while in a nursing home, hospital, etc.

6.    Smoking cessation drugs.

7.    Prescriptions for sexual dysfunction.

                       GENERAL LIMITATIONS

The following exclusions and limitations apply to expenses incurred by all Covered Individuals:

1. Charges incurred prior to the effective date of coverage under the Plan or after coverage is terminated, unless Extension of Benefits applies.

2. Charges as a result of active participation in war or any act of war, whether declared or undeclared, or caused during service in the armed forces of any country.

3. No benefits or expenses will be paid or reimbursed to or for any Covered Individual for any injury, illness, occupational disease, or other loss which arises out of and in the course of employment, and for which the Covered Individual is reimbursed or entitled to reimbursement under any federal or state law, including a workers' compensation law or similar law. However, this exclusion will not apply in the case of a self-employed individual if the law does not require the Covered Individual to obtain coverage under a workers' compensation law or similar law, and that individual chooses not to obtain such coverage. If the Covered Individual does purchase the workers' compensation coverage or similar coverage, there will be no coverage under this Plan.

4. Charges while confined in a Hospital owned or operated by the United States government or any agency thereof, or charges for services, treatments or supplies furnished by the United States government or any agency thereof, unless such benefits are mandated under federal law and/or regulation.

5. Charges for which the Covered Individual is not (in the absence of this coverage) legally obligated to pay, or for which a charge would not ordinarily be made in the absence of this coverage.

6. Charges incurred due to an Illness or Injury resulting from the Covered Individual's voluntary participation in a criminal act (such as burglary, robbery, assault, criminal trespass, participation in a riot or civil disturbance), or while the Covered Individual is engaged in an illegal occupation.

7. Charges for services or supplies which constitute personal comfort or beautification items; for television or telephone use; for nutritional supplements; or in connection with custodial care, education or training, or expenses actually incurred by other persons.

8. Charges in connection with the care or treatment of or surgery performed for a cosmetic procedure. This exclusion will not apply when such treatment is rendered to correct a condition resulting from an accidental Injury sustained while coverage is in effect, or when rendered to correct a congenital anomaly (i.e., a birth defect) of a Covered
      Dependent.  Pre-authorization is recommended.

9. Charges incurred in connection with services and supplies which are not necessary for treatment of the Injury or Illness, or are in excess of reasonable and customary charges, or are not recommended and approved by a Physician, or are not recognized by the American Medical Association as generally accepted and Medically Necessary for the diagnosis and/or treatment of an active Illness or Injury;
      or charges for procedures, surgical or otherwise, which are specifically listed by the American Medical
      Association as having no medical value.

10. Charges incurred for routine medical examinations or care, routine health checkups, or immunizations related to school, employment, insurance or travel, except as specifically shown as a covered expense elsewhere in the Plan

11. Charges related to or in connection with the reversal of a sterilization procedure.

12. Charges incurred in connection with routine eye refractions, the purchase or fitting of eyeglasses, contact lenses, or such similar aid devices except the initial purchase of contact lenses or glasses following cataract surgery.

13.   Charges for hearing aids and the exam or fitting thereof.

14. Charges for orthopedic shoes, arch supports, or any such similar device, or exam for the prescription or fitting thereof; or charges for splints or braces for non-medical purposes (i.e., supports worn primarily during participation in sports or similar physical activities).

15. Charges for dental services not specifically included in benefits described in this Plan; or for Hospital charges in relation to dental care, except those services which are certified by a medical doctor to be Medically Necessary to safeguard the life and health of the Covered Individual due to the existence of a non-dental physical condition. Pre-authorization is recommended.

16. Charges for inpatient concurrent services of Physicians, unless there is a clinical necessity for supplemental skills and the two or more Physicians attend the patient for separate conditions during the same Hospital admission.

17. Charges for abortion unless Medically Necessary to safeguard the life of the mother.

18. Charges for services rendered by a Physician, nurse, or licensed therapist if such Physician, nurse, or licensed therapist is a Close Relative of the Covered Individual, or resides in the same household of the Covered
      Individual.

19. If a Covered Individual receives medical treatment outside of the United States or its territories, benefits shall be provided for those charges to the extent that the services rendered are included as covered expenses in the Plan, and provided the Covered Individual did not travel to such a location for the sole purpose of obtaining medical services, drugs, or supplies.

Additionally, charges for such treatment may not exceed the limits specified herein as reasonable and customary in the area of residence of the Covered Individual in the United States. Fees and charges exceeding reasonable and customary shall be disallowed as ineligible charges. Charges equal to or less than reasonable and customary shall be considered. In no event shall benefit payment exceed that actual amount charged.

20. Charges for hospitalization when such confinement occurs primarily for physiotherapy, hydrotherapy, convalescent or rest care, or any routine physical examinations or tests not connected with the actual Illness or Injury.

21. Physicians fees for any treatment or service which is not rendered by and in the physical presence of a Physician.

22. Charges for professional nursing services if rendered by other than a Registered Nurse (R.N.) or Licensed Practical Nurse (L.P.N.), unless such care was vital as a safeguard of the Covered Individual's life, and unless such care is specifically listed as a covered expense elsewhere in the Plan. In addition, the Plan will not cover certified Registered Nurses in independent practice (other than an anesthetist). This exclusion does not apply to private duty nurses as addressed elsewhere in this Plan.

23. Charges for Experimental procedures, drugs, or research studies, or for any services or supplies not considered legal in the United States or not recognized by the American Medical Association or the American College of Surgeons and/or the United States Food & Drug Administration. Experimental or investigational services. This includes:

      a.  care, procedures, treatment protocol or technology which:

          i. is not widely accepted as safe, effective and appropriate for the Injury or Sickness throughout the recognized medical profession and established medical societies in the United States; or

          ii. is Experimental, in the research or investigational stage or conducted as part of research protocol, or has not been proved by statistically significant randomized clinical trials to establish increase survival or improvement in the quality of life over other conventional therapies.

      b.  drugs, tests, and technology which:

          i.    the FDA has not approved for general use;

          ii.   are considered Experimental;

          iii.  are for investigational use; or

          iv. are approved for a specific medical condition but are applied to another condition.

The Plan will rely on the Data project of the American Medical
      Association, the National Institute of Health, the U.S. Food and Drug Administration, The National Cancer Institute, Office of Health Technology Assessment, the Health Care Financing Administration of the U.S. Department of Health and Human Services, and Congressional Office of Technology Assessment in determining investigational or experimental services.

24. Charges related to counseling for persons suffering from gender identification problems, or services or supplies related to the performance of gender transformation procedures.

25. Charges for services or supplies for recreational or educational therapy or forms of non-medical self-help or self-cure.

26. Charges for services or supplies furnished for weight reduction or in connection with morbid obesity; except as specifically shown as a covered expense elsewhere in the Plan. This includes dietary supplements, foods, equipment, laboratory testing, exams and prescription drugs, regardless of whether or not weight reduction is medically appropriate.

27. Charges for services or supplies for marital and/or Family counseling or training services.

28.   Charges for hypnotherapy, biofeedback, or sleep therapy.

29. Charges for the purchase or rental of air conditioners, humidifiers, dehumidifiers, air purifiers, exercise equipment and other such equipment.

30.   Charges for travel or lodging costs.

31.   Charges for acupuncture.

32. Charges for penile prosthesis/implants and any charges relating thereto.

33. Charges in relation to chelation therapy except in the treatment of heavy metal poisoning.

34. Charges for routine foot care, such as removal of corns, calluses, or trimming of toenails; except the services necessary in the treatment of a peripheral-vascular disease when recommended by a medical doctor or doctor of osteopathy.

35. Charges in relation to radial keratotomy, corneal modulation, refractive keratoplasty or any similar procedure.

36. Charges in relation to intentionally self-inflicted Injury or self-induced Illness, whether sane or insane.

37. Charges for nutritional supplements, subcutaneous implants such as Norplant, drugs or supplies associated with smoking cessation, and drugs for sexual dysfunction.

38. Charges in relation to complications of a non-covered procedure.

39.   Charges related to maxillary or mandibular implants.

40. Charges related to the testing and treatment of communication delay, motor development delay, growth development delay, learning disabilities or disorders, except the diagnosis and treatment of attention deficit disorder will be considered Eligible Expenses under the Plan.

41.   Charges for scheduled delivery for childbirth at home.

42.   Charges for vocational rehabilitation.

43.   Charges for chiropractic services.

44. Charges for orthoptic training unless prescribed by a physician and performed by a licensed orthoptic technician or optometrist.

45. Charges for accidental bodily Injury sustained or Illness contracted as a result of alcohol or drug abuse.

                     PRE-EXISTING CONDITIONS

For a Covered Individual who enrolls in this Plan within thirty-one (31) days after the date of his eligibility for coverage, or for a Covered Individual who enrolls in the Plan under the Special Enrollment, claims in relation to or resulting from Pre-Existing Conditions (A disease, Injury, or Illness of a Covered Individual for which the Covered Individual has been under the care of a licensed Physician or has received medical care, services, or supplies within the six (6) month period immediately preceding: 1) for new hires, his date of employment; or 2) for Special Enrollees his enrollment date with the Company) will be excluded from coverage under the Plan until the Covered
Individual: 1) for new hires, has been employed by the Company for a period of twelve (12) consecutive months; or 2) for Special Enrollees, has been enrolled for coverage under the Plan for a period of twelve (12) consecutive months, in which case the pre-existing conditions limitation will no longer apply, and all eligible charges incurred thereafter will be considered under the Plan.

For a Covered Individual who enrolls in this Plan more than thirty-one (31) days after the date of his eligibility for coverage, claims in relation to or resulting from Pre-Existing Conditions (A disease, Injury, or Illness, of a Covered Individual for which the Covered Individual has been under the care of a licensed Physician or has received medical care, services, or supplies within the six (6) month period immediately preceding his effective date of coverage) are excluded from coverage under the Plan until the Covered Individual has been enrolled under the Plan for a period of twelve (12) consecutive months, in which case the pre-existing conditions limitation will no longer apply, and all eligible charges incurred thereafter will be considered under the Plan.

Exceptions to the Pre-Existing Condition Limitation:

1. The Plan's pre-existing condition exclusion does not apply to pregnancy, or to a newborn, an adopted child under age eighteen (18), or a child placed for adoption under age eighteen (18), if the child becomes covered within thirty
      (30) days of birth, adoption or placement for adoption.

2. The Pre-Existing Condition Limitation will be waived wholly or in part in the event an individual was insured previously by Creditable Coverage, and providing there was no break in such coverage longer than sixty-three (63) days immediately prior to: 1) for new hires, his date of employment; or 2) for Special and Late Enrollees, the date of enrollment in this Plan. Any time periods used to satisfy the individual's Pre-Existing Condition Limitation under the prior plan will be credited towards the satisfaction of this Plan's Pre-Existing Conditions Limitation, to the extent that such time was satisfied under the prior plan.

For the purposes of this Plan, "Creditable Coverage" means, with respect to an individual, coverage of the individual provided under any of the following:

      a.  Part A or Part B of Title XVIII of the Social Security Act
          (Medicare);

      b.  A group health plan;

      c. An individual health insurance policy that provides benefits similar to or exceeding benefits provided under a basic health benefit plan;

      d. Title XIX of the Social Security Act, other than coverage consisting solely of benefits under section 1928
          (Medicaid);

      e. Chapter 55 of Title 10, United States Code (military-sponsored health care);

      f.  A State health benefits risk pool;

      g. A health plan offered under chapter 89 of Title 5, United States Code (FEHBP);

      h. A public health plan (as defined in the regulations); or A medical care program of the Indian Health Service or of a tribal organization; or

      i. A health benefit plan under section 5(e) of the Peace Corps Act (22 U.S.C. 2504(e)).

                     ELIGIBILITY OF COVERAGE

Employee Eligibility and Effective Date
An Employee is eligible for coverage under the Plan when the
Employee:

1. Is employed by the Company on a regular, full/part-time basis as specified in the Plan Summary; and

2.    Is actively at work; and

3. Has satisfied the Required Period of Service as specified in the Plan Summary; and

4.    Is within the classification (if any) shown in the Plan
      Summary.

If the Employee has met the above eligibility requirements on or before on the effective date of this Plan, the date of eligibility shall be the effective date of the Plan.

If the Employee meets the above eligibility requirements after the effective date of the Plan, the date of eligibility shall be the first day of the month following the day he first meets those eligibility requirements.

Employee Coverage under the Plan shall become effective on the date of the Employee's eligibility, provided he has made written application for such coverage on or before such date. If an Employee applies for coverage within thirty-one (31) days after his date of eligibility, his coverage shall be retroactive to the date of initial eligibility.

All Employee Coverage under the Plan shall commence at 12:01 A.M. Standard Time, on the date such coverage is effective, provided such Employee is able to be actively at work at such time. If the Employee is not actively at work on the date this Employee Coverage would otherwise take effect, but would have been able to actively work at 12:01 A.M. Standard Time had such work commenced at that time, such Employee shall be eligible for coverage on that date. If an eligible Employee is not able to be actively at work on the date this Employee Coverage would otherwise become effective, for reasons other than those related to a health condition, his coverage shall become effective on the day he returns to active work.

An Employee who chooses not to keep his coverage in effect during a period of an approved leave of absence which qualifies under the Family and Medical Leave Act will be eligible to enroll for the same type of coverage (single or Family) which was in effect at the time of the leave of absence immediately upon return to work.

Each Employee will become eligible for Dependent Coverage on the latest of the following:

1.    The date he becomes eligible for participant coverage

2.    The date on which he first acquires a Dependent.

3. The date he first comes within the classification (if any) for Dependent Coverage, as stated in the Plan Summary.

If both the husband and wife are employed by the Company and both are eligible for Dependent Coverage, either the husband or wife, but not both, may elect Dependent Coverage for their eligible dependents.

Dependent Eligibility and Effective Date
A Dependent will be considered eligible for coverage on the date the Employee becomes eligible for Dependent Coverage, subject to all limitations and requirements of this Plan. Each Employee who makes such written request for Dependent Coverage on a form approved by the Company, shall, subject to the further provisions of this section, become covered for Dependent Coverage as follows:

1. If the Employee makes such written request on or before the date he becomes eligible for Dependent Coverage, he shall become covered, with respect to those persons who are then his dependents, on the date he becomes covered for participant coverage.

2. A newborn child of an Employee will be covered from the moment of birth providing Dependent Coverage is in effect at that time. If Dependent Coverage is not in effect, the Employee will have thirty (30) days from the date of the birth to make application for Dependent Coverage and coverage will be retroactive to the date of the birth.

3. An adoptive child of an Employee will be covered from the date the child is placed in the physical custody of the Employee and the Employee is legally responsible for medical expenses incurred by said child if Dependent
      Coverage is in effect on that date. If Dependent Coverage is not in effect, the Employee has thirty (30) days from this date to make application for Dependent Coverage and coverage will be retroactive to the date of physical custody.

4. If a Dependent is acquired other than at the time of his birth due to a court order, decree, or marriage, coverage for this new Dependent will be effective on the date of such court order, decree, or marriage if Dependent Coverage is in effect under the Plan at that time. If the Employee does not have Dependent Coverage in effect under the Plan at the time of the court order, decree, or marriage and requests such coverage and properly enrolls this new
      Dependent within the thirty (30) day period immediately following the date of the court order, decree, or marriage, Dependent Coverage will be retroactive to the date of the court order, decree, or marriage.

5. A newly eligible Dependent that meets the definition of a Full-Time Student will be covered from the date of eligibility providing Dependent Coverage is in effect at that time and providing written request for coverage is made within the thirty (30) day period immediately following the first day of eligibility of the Dependent. If Dependent Coverage is not in effect at that time, the Employee has thirty (30) days from the date of the Dependent's eligibility to make such written request and coverage will be retroactive to the date the Dependent became a Full-Time Student.

                         LATE ENROLLMENT

Enrollment for coverage is required within thirty-one (31) days for new Employees and thirty (30) days for other eligibility as stated, of the date an individual would otherwise be eligible. If enrollment is not completed within that time, or if a covered Employee's and/or Dependent's coverage terminates because of failure to make a contribution when due, such person will be considered a late enrollee. Some late enrollments may be made under the following Special Enrollment provision, however, if the Special Enrollment provisions do not apply, a late enrollee will only be eligible to enroll during the Annual enrollment period designated by the Company. The Pre-Existing Condition limitation of this Plan will apply to all late enrollees who do not qualify to enroll under the Special Enrollment provision.


Special Enrollment
Eligible individuals may be entitled to enroll in the Plan at a time other than during the Annual enrollment period. Special enrollment rights may be triggered upon the occurrence of two types of events - upon the loss of other health coverage and upon the addition of a new dependent. When a triggering event occurs, an eligible individual who does not enroll in the Plan within the thirty (30) day deadlines explained below, will lose special enrollment rights for that event.

1.    First Type of Event

      a. Loss of Other Health Coverage. Eligible Employees and their Dependents who, at the time they were offered coverage under the Plan were eligible for the coverage and declined it because of other health coverage, are entitled to enroll in the plan when the other coverage ends.

      b. Other Coverage is COBRA Coverage. If the other coverage is COBRA coverage, the eligible Employee must exhaust COBRA coverage to be eligible for special enrollment in the Plan. Exhaustion of COBRA coverage means that COBRA coverage ends for any reason other than failure to pay contributions on time or for cause.

      c. Other Coverage is Not COBRA Coverage. If the other coverage is not COBRA coverage, the Employee must lose the other coverage as a result of loss of eligibility for the coverage or termination of employment.

      d. Deadline for Special Enrollment Period. The eligible Employee is required to request special enrollment in the Plan not later than thirty (30) days (i) after the exhaustion of the other coverage; (ii) after the termination of the other coverage as a result of the loss of eligibility for the other coverage; or (iii) following the termination of employer contributions toward that other coverage. If the Plan Administrator does not receive the eligible
          Employee's completed request for enrollment within this deadline, the eligible Employee and his or her dependents lose special enrollment rights for that event.

      e. Effective Date of Enrollment. Enrollment in the Plan under the Special Enrollment provision will be effective not later than the first day of the first calendar month beginning after the date the Plan Administrator receives your completed request for enrollment.

2.    Second Type of Event

      a. Addition of a Dependent. An eligible Employee's marriage, or the birth or adoption of his or her child, triggers special enrollment rights.

      b. Non-Participating Employee May Also Enroll. The addition of a new Dependent triggers enrollment rights for an eligible Employee even if he or she does not participate in the Plan at the time of the event. For example, upon the birth of an eligible Employee's child, the eligible
          Employee (assuming that he or she did not previously enroll), his or her spouse, and his or her Newborn child may all enroll because of the child's birth. The same rule applies to the eligible Employee's marriage or adoption of a child if the eligible Employee had not previously enrolled in the Plan.

      c. Deadline for Special Enrollment Period. An eligible Employee must request special enrollment within thirty (30) days of marriage, or birth, adoption or placement for adoption of his or her child. If the Plan Administrator does not receive the eligible Employee's completed request for enrollment within this deadline, he or his Dependents lose special enrollment rights for that event.

      d. Effective Date of Enrollment. The date of enrollment for coverage will be the date of the event.

Pre-existing Condition Exclusion and Special Enrollees. Special enrollees and their Dependents will not be treated as late enrollees. The Plan will apply a Pre-Existing Condition exclusion period of twelve (12) months to a special enrollee. The
Plan will not apply a Pre-Existing Condition exclusion to Pregnancy, or to a Newborn or adopted child who is enrolled under the special enrollment provisions.

                     TERMINATION OF COVERAGE

Employee Termination
Employee Coverage will automatically terminate immediately upon the earliest of the following dates, except as provided in any Extension of Benefits provision:

1. The last day of the month in which the Employee terminates employment.

2. The last day of the month in which the Employee ceases to be in a class of participants eligible for coverage.

3. The date ending the period for which the last contribution is made if the Employee fails to make any required contributions when due.

4. The date the Plan is terminated; or with respect to any participant benefit of the Plan, the date of termination of such benefit.

5.    The date the Employee enters military duty.

6.    The date of the Employee's death.

Dependent Termination
Dependent Coverage will automatically terminate immediately upon the earliest of the following dates, except as provided in any Extension of Benefits provision:

1. The last day of the month in which the Dependent ceases to be an eligible Dependent as defined in the Plan.

2. The date of termination of the Employee's coverage under the Plan.

3. The last day of the month in which the Employee ceases to be in a class of participants eligible for Dependent Coverage.

4. The date for which the last contribution is made if the Employee fails to make any required contributions when due.

5. The date the Plan is terminated; or with respect to any Dependent's benefit of the Plan, the date of termination of such benefit.

6.    The date the Dependent enters military duty.

7. The date the Dependent becomes covered under this Plan as an individual participant.

8. The last day of the month in which a dependent child attains the age specified in the definition of dependent.

9.    The last day of the month in which the Employee's death occurs.

                      EXTENSION OF BENEFITS

Family and Medical Leave Act Provision
All provisions under the Plan are intended to be in compliance with the Family and Medical Leave Act of 1993 (FMLA). To the extent the FMLA applies to the Company, group health benefits may be maintained during certain leaves of absence at the level and under the conditions that would have been present as if employment had not been interrupted. Employee eligibility requirements, the obligations of the employer and employee concerning conditions of leave, and notification and reporting requirements are specified in the FMLA. Any plan provisions which conflict with the FMLA are superseded by the FMLA to the extent such provisions conflict with the FMLA. A Participant with questions concerning any rights and/or obligations should contact the Plan Administrator or his employer.

Uniformed Services Employment And Reemployment Rights Act (USERRA) It is the intent of the Plan to adhere to the continuation of coverage provisions of The Uniformed Services Employment and Reemployment Rights Act (USERRA) effective October 14, 1994. An individual who would like complete information regarding his rights under USERRA, should contact the Company.

Extension of Benefits due to Lay Off
If termination of active employment is due to lay off, coverage will continue for a period of not longer than three (3) months provided required contributions are made. This extension of benefits runs concurrent with COBRA.

Extension of Benefits for Leave of Absence
If a participants coverage terminates due to an approved leave of absence, coverage will continue for a period of not longer than six (6) months provided required contributions are made. This extension of benefits runs concurrent with COBRA.

Disability Extension of Benefits
If a Covered Individual is totally disabled on the date this Plan terminates or the employee terminates his employment, benefits will continue as long as total disability continues up to a maximum of twelve (12) months. These benefits are extended only for the condition that totally disabled the Employee or Dependent.

COBRA Extension of Benefits
It is the intent of the Plan to adhere to the continuation of coverage provision of the Consolidated Omnibus Budget
Reconciliation Act of 1985 (COBRA), its interpretations, and as amended from time to time.

                    COORDINATION OF BENEFITS

The Coordination of Benefits provision is intended to prevent the payment of benefits which exceed expenses. It applies when the Employee or any eligible Dependent who is covered by this Plan is also covered by any other plan or plans. When more than one coverage exists, one plan normally pays its benefits in full and the other plans pay a reduced benefit. This Plan will always pay either its benefits in full, or a reduced amount which when added to the benefits payable by the other plan or plans will not exceed 100% of allowable expenses. Only the amount paid by the Plan will be charged against the Plan maximums.

The Coordination of Benefits provision applies whether or not a claim is filed under the other plan or plans. If needed, authorization must be given this Plan to obtain information as to benefits or services available from the other plan or plans, or to recover overpayment.

All benefits contained in the Plan are subject to this provision.

Definitions
The term "plan" as used herein will mean any plan providing
benefits or services for or by reason of medical, vision, or dental treatment, and such benefits or services are provided by:

1. Group insurance or any other arrangement for coverage for Covered Individuals in a group whether on an insured or uninsured basis, including but not limited to:

      a.  Hospital indemnity benefits.

      b. Hospital reimbursement-type plans which permit the Covered individual to elect indemnity at the time of claims.

2. Hospital or medical service organizations on a group basis, group practice, and other group pre-payment plans.

3. Hospital or medical service organizations on an individual basis having a provision similar in effect to this provision.

4.    A licensed Health Maintenance Organization (H.M.O.).

5. Any coverage for students which is sponsored by or provided through a school or other educational institution.

6. Any coverage under a governmental program, and any coverage required or provided by any statute.

7.    Group automobile insurance.

8. Individual automobile insurance coverage on an automobile leased or owned by the Company.

9. Individual automobile insurance coverage based upon the principles of "No-Fault" coverage.

The term "plan" will be construed separately with respect to each policy, contract, or other arrangement for benefits or services, and separately with respect to that portion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other plans into consideration in determining its benefits and that portion which does not.

The term "allowable expenses" means any necessary item of expense, the charge for which is reasonable, regular, and customary, at least a portion of which is covered under at least one of the plans covering the person for whom claim is made. When a plan provides benefits in the form of services rather than cash payments, then the reasonable cash value of each service rendered will be deemed to be both an allowable expense and a benefit paid.

The term "claim determination period" means a Calendar Year or that portion of a Calendar Year during which the Covered
Individual for whom claim is made has been covered under this Plan.

Coordination Procedures
Notwithstanding the other provisions of this Plan, benefits that would be payable under this Plan will be reduced so that the sum of benefits and all benefits payable under all other plans will not exceed the total of allowable expenses incurred during any claim determination period with respect to a Covered Individual eligible for:

1. Benefits either as an insured person or participant or as a Dependent under any other plan which has no provision similar in effect to this provision, or

2. Dependent benefits under this Plan for a Covered Individual who is also eligible for benefits:

      a.  As an insured person or participant under any other plan, or

      b.  As a dependent covered under another group plan.

3. Employee benefits under this Plan for an Employee who is also eligible for benefits as an insured person or participant under any other plan and has been covered continuously for a longer period of time under such other plan.

Order Of Benefit Determination
Each plan makes its claim payment according to where it falls in this order, if Medicare is not involved:

1. If a plan contains no provision for coordination of benefits, then it pays before all other plans.

2. The plan which covers the claimant as an Employee or named insured pays as though no other plan existed; remaining recognized charges are paid under a plan which covers the claimant as a Dependent.

3. If the claimant is a Dependent child, the plan of the parent whose birthday occurs first in the Calendar Year shall pay first. However, if his parents are divorced, then:

      a. The plan of the parent with custody pays first, unless a court order or decree specifies the other parent to have financial responsibility; in which case, that parent's plan would pay first.

      b. The plan of a stepparent with whom he lives pays second (if applicable).

      c.  The plan of the parent without custody pays third.

4. If a person is covered under a group plan due to continuation of COBRA coverage, the plan covering this individual as an active Employee or a Dependent of an active Employee shall be primary.

5. If the order set out above does not apply in a particular case, then the plan which has covered the claimant for the longest period of time will pay first.

The Company has the right:

1. To obtain or share information with an insurance company or other organization regarding Coordination of Benefits without the claimant's consent.

2. To require that the claimant provide the Company with information on such other plans so that this provision may be implemented.

3. To pay the amount due under this Plan to an insurer or other organization if this is necessary, in the Company's opinion, to satisfy the terms of this provision.

Facility Of Payment
Whenever payments which should have been made under this Plan in accordance with this provision have been made under any other plan or plans, the Company will have the right, exercisable alone and in its sole discretion, to pay to any insurance company or other organization or person making such other payments any amounts it will determine in order to satisfy the intent of this provision, and amounts so paid will be deemed to be benefits paid under this Plan and to the extent of such payments, the Company will be fully discharged from liability under this Plan.

The benefits that are payable will be charged against any applicable maximum payment or benefit of this Plan rather than the amount payable in the absence of this provision.


Right To Receive And Release Necessary Information
For the purposes of determining the applicability of and implementing the terms of this provision of the Plan or any similar provision of any other plans, the Company may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any information, with respect to any person, which the Company deems to be necessary for such purposes. Any person claiming benefits under this Plan shall furnish to the Company such information as may be necessary to implement this provision.

Effect Of Medicare
It is the intent of the Plan to adhere to the laws of DEFRA, TEFRA, and COBRA as currently constituted and as amended from time to time. Any Employee or Dependent eligible for Medicare should contact the Claims Processor for current rulings.

If any Covered Individual eligible for Medicare fails to enroll therefor, benefits will be paid by the Plan as though he had enrolled.

                           SUBROGATION

This Plan may withhold payment of benefits until such time that liability is legally determined. This Plan does not provide benefits to the extent that there is other coverage under non-group medical payments (including auto) or medical expense type coverage to the extent of that coverage.

This Plan will be reimbursed for all benefit payments made as the result of injuries or illnesses which are caused by the actions of a third party and which give rise to a court ordered financial award or out-of-court settlement to a Covered Individual from a third party tort-feasor, person or entity. This Plan will provide benefits, otherwise payable under this Plan, to or on behalf of the Covered Individual only on the following terms and conditions:

1. In the event of any payment under this Plan, the Plan shall be subrogated to all of the Covered Individual's rights of recovery against any person or organization and the Covered Individual shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The Covered Individual shall do nothing after loss to prejudice such rights. The Covered
      Individual shall agree to cooperate with the Plan and/or any representatives of the Plan in completing such forms and in giving such information surrounding any accident as the Plan or its representatives deem necessary to fully investigate the incident.

2. The Plan is also granted a right of reimbursement from the proceeds of any settlement, judgment or other payment obtained by the Covered Individual. This right of reimbursement is cumulative with and not exclusive of the subrogation right granted in 1 above, but only to the extent of the benefits paid by the Plan.

3. The Plan, by payment of any proceeds is granted a lien on the proceeds of any settlement, judgment or other payment received by the Covered Individual, and the Covered
      Individual consents to said lien and agrees to take whatever steps are necessary to help the Plan
      Administrator secure such lien.

4. The subrogation and reimbursement rights and liens apply to any recoveries made by the Covered Individual as a result of the injuries sustained or Illness suffered, including but not limited to the following:

      a. Payments made directly by the third party tort-feasor or any insurance company on behalf of the third party tort-feasor or any other payments on behalf of the third party tort-feasor.

      b. Any payments or settlements or judgments or arbitration awards paid by an insurance company under an uninsured or underinsured motorist coverage, whether on behalf of the Covered Individual or other person.

      c. Any other payments from any source designed or intended to compensate a Covered Individual for injuries sustained or Illness suffered as the result of negligence or alleged negligence of a third party.

      d.  Any workers compensation award or settlement.

5. No adult Covered Individual may assign any rights that it may have to recover medical expenses from any tort-feasor or other person or entity to any minor child or children of said adult Covered Individual without the express prior written consent of the Plan. The Plan's right to recover (whether by subrogation or reimbursement) shall apply to decedent's, minor's and incompetent or disabled person's settlements or recoveries.

6. No Covered Individual shall make any settlement which specifically excludes or attempts to exclude the medical expenses paid by the Plan.

7. The proceeds of any settlement, judgment or other payment recovered by or on behalf of the Covered Individual shall be allocated first to full reimbursement of the Plan and, after the Plan has been fully reimbursed, then to expenses and compensation of the Covered Individual, notwithstanding any so-called "Made-Whole Doctrine", "Rimes Doctrine" or any other law which would compensate the Covered Individual, in whole or in part, before reimbursing a subrogee.

8. No Covered Individual shall incur any expenses on behalf of the Plan, including but not limited to court costs or attorney's fees, without the prior express written consent of the Plan. The Plan's rights to full reimbursement shall not be reduced because of any so-called "Fund
      Doctrine", "Common Fund Doctrine", or any other law which implies the Plan's agreement or otherwise requires the Plan to pay, or to accept as a reimbursement in kind, any amount or share of attorney's fees or other services or expenses incurred by the Covered Individual in obtaining a judgment, settlement or other payment from a third party.

9. The Plan shall recover the full amount of benefits paid without regard to any claim of fault on the part of the Covered
      Individual, whether under comparative negligence or otherwise.

10. The benefits under this Plan are secondary to any coverage under no-fault or similar insurance.

                       RIGHTS UNDER ERISA

Employee Retirement Income Security Act of 1974 (ERISA) provides that all plan participants shall be entitled to:

  Examine, without charge, at the Plan Sponsor's office and at other specified locations, such as work sites, all plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the plan with the U. S. Department of Labor, such as detailed annual reports and plan descriptions.

  Obtain copies of all plan documents and other plan information upon written request to the Plan Sponsor. The Plan Sponsor may make a reasonable charge for the copies.

  Receive a summary of the plan's annual financial report, SAR.
  The Plan Sponsor is required by law to furnish each participant with a copy of this summary financial report.

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate this Plan, called "Fiduciaries" of the Plan, have a duty to do so prudently and in the interest of all Plan Employees. No one, including the employer, may fire or otherwise discriminate against a participant in any way to prevent the participant from obtaining a benefit or exercising his rights under ERISA.

If a claim for a benefit is denied, in whole or in part, the participant may receive a written explanation of the reason for the denial. He has the right to have the Plan Sponsor review and reconsider the claim. He must submit a request for review in writing within sixty (60) days of receiving denial of the claim. The request should contain the reasons for appeal and copies of any pertinent information.

Under ERISA, there are steps a participant can take to enforce the above rights. For instance, if he requests materials from the plan and does not receive them within thirty (30) days, he may file suit in a federal court. In such a case, the court may require the Plan Sponsor to provide the materials and pay him up to $100 a day until he receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Sponsor.

If a claim for benefits is denied or ignored, in whole or in part, the participant may file suit in a state or federal court. If it should happen that the plan Fiduciaries misuse the plan's money or if a participant is discriminated against for asserting his rights, he may seek assistance from the U. S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If he is successful, the court may order the person sued to pay these costs and fees. If he loses, the court may order him to pay these costs and fees (for example, if it finds the claim to be frivolous).

If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue NW, Washington, DC 20210.

                       GENERAL PROVISIONS

Notice Of Claim
Written notice of claim should be submitted to the Claims Processor within ninety (90) days after the occurrence. All claims must be filed within one (1) year and ninety (90) days of the event on which claim is based or payment will be denied. Written notice of claim given by or on behalf of the Covered Individual to the Claims Processor, with information sufficient to identify the Covered Individual, will be considered notice.

Failure to furnish proof within the time provided in the Plan will not invalidate or reduce any claim if it will be shown not to have been reasonably possible to furnish such proof and that such proof was furnished as soon as reasonably possible.

Claim Review Procedure
The Claims Processor will process your claims no later than 90 days after receiving them. In some cases, an additional 90 days may be needed and you will be notified of this during the first
90 day period.

If your claim is denied (in whole or in part), you will receive a written explanation of the denial. Should your claim be denied (or if 180 days have elapsed since it was filed and you have not received a written decision), you may have your claim reviewed. To do so, you must request a review no later than 60 days after the denial (or after the end of the 180 day period) by writing to the Plan Administrator.

Once you have requested this review, you may submit additional pertinent information and comments on your claim to Plan Administrator as long as you do so within 30 days of the date you asked for the review. Also during this 30 day period, you may review any documents held by the Claims Processor, if you make a request in writing to do so.

Within 60 days of receiving your request for review, the Plan Administrator will send you its decision on the claim. In unusual situations, an additional 60 days may be needed for the review and you will be notified of this during the first 60 day period. In any case, by law, no more than 120 days can be taken for a review even at your request.

Claim Forms
Claim forms for filing notice of claim may be obtained from the office of the Claims Processor.

Proof Of Loss
The Plan Administrator will have the right and opportunity to have examined any individual whose Injury or Sickness is the basis of a claim hereunder when and as often as it may reasonably require during the pendency of a claim, and also the right and opportunity to make an autopsy in case of death (where such autopsy is not forbidden by law).

Free Choice Of Physician
The Covered Individual will have free choice of any legally qualified Physician or surgeon, and the Physician-patient relationship will be maintained.

Payment Of Claims
All Plan benefits are payable to the Employee, or subject to any written direction of the Employee. All or a portion of any indemnities provided by the Plan on account of Hospital, nursing, medical or surgical services may, at the Employee's option and unless the Employee requests otherwise in writing not later than the time of filing proof of such loss, be paid directly to the Hospital or person rendering such services; however, if any such benefit remains unpaid at the death of the Employee or if the participant is a minor or is, in the opinion of the Plan Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Plan Administrator may, at its option, pay such benefits to any one or more of the following relatives of the Employee: wife, husband, mother, father, child or children, brother or brothers, sister or sisters. Any payment so made will constitute a complete discharge of the Plan's obligation to the extent of such payment, and the Plan will not be required to see the application of the money so paid.

Assignment
Benefits may not be assigned except by consent of the Company, other than to providers of medical services and according to the provisions set forth in the Plan Document.

Rights Of Recovery
Whenever payments have been made by the Company with respect to allowable expenses in excess of the maximum amount of payment necessary to satisfy the intent of this Plan, the Company will have the right, exercisable alone and in its sole discretion, to recover such excess payments.

Changes In Coverage Classification
If coverage classifications are designated in the Plan Summary, any change in the amount of coverage available to a Covered Individual occasioned by a change in the Employee's classification will become effective automatically on the classification change date; however, if the Employee is not actively at work within the eligible class on the date the amount of his coverage would otherwise increase, such increase will not become effective until the next following day on which he is actively at work within the eligible class. In the case of a Dependent, such increase will not become effective automatically if on that date the Dependent is confined in a Hospital or elsewhere. Such increase will become effective, however, on the day the Dependent is released to resume the normal activities of a person of like age and sex. This limitation will not apply to a newborn who is Hospital-confined solely because of this birth. If, however, a change in the coverage classification of a Covered Individual which would decrease the Maximum Benefit applicable to the Covered Individual becomes effective in accordance with the terms of the Plan, such decrease will apply immediately with respect to the Comprehensive Medical Expense Benefits applicable to the Covered Individual, except that if the Covered Individual is totally disabled on the date of change, the decrease will not apply to the benefits payable for eligible charges incurred during the subsequent period of continuous total disability within the benefit period in which the change occurs and due solely to the Illness or Injury which caused the total disability.

WORKERS' COMPENSATION NOT AFFECTED
This Plan is not in lieu of and does not affect any requirement for coverage by workers' compensation insurance.

LEGAL PROCEEDINGS
No action at law or in equity will be brought to recover on the Plan prior to the expiration of sixty (60) days after proof of loss has been filed in accordance with the requirements of the Plan, nor will such action be brought at all unless brought within three (3) years from the expiration of the time within which proof of loss is required by the Plan.

CONFORMITY WITH GOVERNING LAW
If any provision of this Plan is contrary to any law to which it is subject, such provision is hereby amended to conform thereto.

TIME LIMITATION
If any time limitation of the Plan with respect to giving notice of claim or furnishing proof of loss, or the bringing of an action at law or in equity is less than that permitted under the guidelines of ERISA and/or any federally mandated law, such limitation is hereby extended to agree with the minimum period permitted by such law.

STATEMENTS
All statements made by the Company or by a Covered Individual will, in the absence of fraud, be considered representations and not warranties, and no statements made for the purpose of obtaining benefits under this document will be used in any contest to avoid or reduce the benefits provided by the document unless contained in a written application for benefits and a copy of the instrument containing such representation is or has been furnished to the Covered Individual.

Any Covered Individual who knowingly and with intent to defraud the Plan, files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any material fact, commits a fraudulent act. The Covered Individual may be subject to prosecution by the United States Department of Labor. Fraudulently claiming benefits may be punishable by a substantial fine, imprisonment, or both.

MISCELLANEOUS
Section titles are for convenience of reference only, and are not to be considered in interpreting the Plan.

Pronouns used in this Plan Document shall include both masculine and feminine gender unless the context indicates otherwise.
Likewise, words used shall be construed as though they were in the plural or singular number, according to the context.

No failure to enforce any provision of this Plan will affect the right thereafter to enforce such provision, nor will such failure affect its right to enforce any other provision of this Plan.

If an inadvertent error should occur due to interpretation of mandated benefits, relevant laws and regulations before the final regulations are issued, the Plan, Plan Administrator, Agent for the Service of Legal Process, Trustee, Claims Processor, and Company will be held harmless for such an error; and in no way will such an error be construed as a precedent-setting event.

Payment for expenses in relation to services which are generally accepted as cost-containment measures in large claim management cases that are not normally covered under this Plan will be reimbursable upon recommendation of the Claims Processor and written approval by the Plan Administrator.

                           DEFINITIONS

ACCIDENTAL INJURY
A condition which is the result of bodily Injury caused by an external force; or a condition caused as the result of an incident which is precipitated by an act of unusual circumstances likely to result in unexpected consequences; this incident must be of a sufficient departure from the claimant's normal and ordinary lifestyle or routine; the condition must be an instantaneous one, rather than one which continues, progresses or develops.

ACTIVELY AT WORK
An Employee is considered to be actively at work when performing, in the customary manner, all of the regular duties of his occupation with the Company. An Employee shall be deemed actively at work on each day of a regular paid vacation, or if he is absent solely due to injury or illness.

ALLOWABLE EXPENSES
Any Medically Necessary, usual, reasonable and customary expense, incurred while you are eligible for benefits under this Plan.

AMBULATORY SURGICAL CENTER
An institution or facility, either free-standing or as part of a Hospital, with permanent facilities, equipped and operated for the primary purpose of performing surgical procedures and to which a patient is admitted to and discharged from within a twenty-four (24) hour period. An office maintained by a Physician for the practice of medicine or Dentistry or for the primary purpose of performing terminations of pregnancy shall not be considered to be an ambulatory surgical center.

AMENDMENT
A formal document that changes the provisions of the Plan
Document, duly signed by the authorized person or persons as designated by the Plan Administrator

ANNUAL
Periodic, based on a Calendar Year.

BENEFIT PERCENTAGE
That portion of Eligible Expenses to be paid by the Plan in accordance with the coverage provisions as stated in the Plan. It is the basis used to determine any out-of-pocket expenses in excess of the annual Deductible which are to be paid by the Employee.

BENEFIT PERIOD
A time period of one Calendar Year. Such benefit period will terminate on the earliest of the following dates:

1.    The last day of the one-year period so established;

2. The day the Maximum Lifetime Benefit applicable to the Covered Individual becomes payable; or

3. The day the Covered Individual ceases to be covered for Medical Expense Benefits.

CALENDAR YEAR
A period of time commencing on January 1 and ending on December
31 of the same given year

CERTIFIED COUNSELOR
An individual qualified by education, training, and experience to provide counseling in relation to emotional disorders, psychiatric conditions, or substance abuse under the supervision of an M.D., D.O., or Ph.D.

COMPANY
Heartland Financial USA, Inc.

CLAIM DETERMINATION PERIOD
A Calendar Year or that portion of a Calendar Year during which the individual for whom claim is made has been covered under this Plan.

CLAIMS PROCESSOR
The person or firm employed by the Company to provide consulting services to the Company in connection with the operation of the Plan and any other functions, including the processing and payment of claims.

CLOSE RELATIVE
The spouse, parent, or child of the Covered Individual.

COBRA
The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

CONFINEMENT
A continuous stay in the Hospital(s) or extended care facility(ies) or combination thereof, due to a Sickness or Injury diagnosed by a Physician.

CO-PAYMENT PERCENTAGE
That figure shown as a percentage in the Plan Summary used to compute the amount of benefit payable when the Plan states that a percentage is payable.

COSMETIC PROCEDURE
A procedure performed to:
- change the texture or appearance of the skin; or
- change the relative size or position of any part of the body;
when such surgery is performed primarily for psychological purposes or for improvement of appearance rather than for restoration or improvement of a bodily function.

COVERED INDIVIDUAL
Any Employee or Dependent of an Employee meeting the eligibility requirements for coverage as specified in this Plan, and properly enrolled in the Plan.

CUSTODIAL CARE
That type of care or service, wherever furnished and by whatever name called, which is designed primarily to assist a Covered Individual, whether or not totally disabled, in the activities of daily living. Such activities include, but are not limited to: bathing, dressing, feeding, preparation of special diets, assistance in walking or in getting in and out of bed, and supervision over medication which can normally be self-administered.

DEDUCTIBLE
A specified dollar amount of covered expenses which must be incurred during a benefit period before any other covered expenses can be considered for payment according to the applicable benefit percentage.

DEFRA
The Deficit Reduction Act of 1984, as amended.

DENTIST
An individual who is duly licensed to practice Dentistry or perform oral surgery in the state where the dental service is performed and who is operating within the scope of his license. For the purpose of this definition, a Physician will be considered to be a Dentist when he performs any of the dental services described herein and is operating within the scope of his license.

DEPENDENT
The term "Dependent" means:

A. The Employee's legal spouse, including common law spouse, who is a resident of the same country in which the Employee resides. Such spouse must have met all requirements of a valid marriage contract of the State in which the marriage of such parties was performed. For the purposes of this definition, "spouse" shall not mean a domestic partner.

B.    The Employee's child who meets all the following:
      1.  Requirements
          a. Is a resident of the same country in which the Employee resides.
          b.  Is unmarried.
          c. Is a natural child, stepchild, legally adopted child, foster child, a child placed in the Employee's physical custody whom the Employee intends to adopt, a child for whom the Employee and/or the Employee's spouse has been named legal guardian, or a child for whom the Employee is legally financially responsible.
          d.  The Employee must have primary physical custody of the child;
              and
          e. The child must be dependent on the Employee/Employee's spouse for over 50% of his support.
          f.  Is less than nineteen (19) years of age.

      2.  Waivers
          a. Requirements 1d., custody, and 1e., support, may be waived in the event the Employee/Employee's spouse is required to provide coverage due to a Qualified Medical Child
              Support Order (QMCSO), court order or divorce decree.
          b. Requirements 1d., custody, and 1e., support will be waived for those Dependents who satisfy the definition of dependent in every other way and who were covered under the health plan provided through the Company on the day immediately preceding the effective date of this Plan.
          c.  Requirement 1f., dependent age limit, may be waived if:
              i. The child is less than age twenty-five (25) and is a regular full-time student at an accredited educational institution.
              ii. The child is mentally retarded or physically handicapped, provided that the child is incapable of self-sustaining employment and is dependent upon the Employee and the Employee's spouse (or former spouse) for support and maintenance. The child must have been covered under this Plan prior to reaching the age limitation. Proof of incapacity may be requested from time to time.

Those situations specifically excluded from the definition of a Dependent are:

1. A spouse who is legally separated or divorced from the Employee.

2.    A child who is married.

3.    Any person on active military duty.

4.    Any Dependent covered under this Plan as an individual
      Employee.

5. Any person who is covered as a Dependent by another Employee of the Company.

DEPENDENT COVERAGE
Eligibility under the terms of the Plan for benefits payable as a consequence of Eligible Expenses incurred for an Illness or Injury of a Dependent.

DURABLE MEDICAL EQUIPMENT
Equipment which is able to withstand repeated uses, primarily and customarily used to serve a medical purpose, and not generally useful to a person in the absence of Illness or Injury.

EDUCATIONAL INSTITUTION
An institution accredited in the current publication of accredited institutions of higher education including vocational technical schools.

ELIGIBLE EXPENSE
Any Medically Necessary treatment, services, or supplies that are not specifically excluded from coverage elsewhere in this Plan.

ELIGIBLE PROVIDER
Eligible Providers shall include the following legally licensed or duly certified health care providers to the extent that same, within the scope of the license, are permitted to perform services which are considered Eligible Expenses under the Plan:

- Ambulatory Surgical Center
- Audiologist (MS degree)
- Birthing Center
- Certified Counselor under the supervision of an M.D., D.O., or Ph.D.
- Certified Registered Nurse Anesthetist
- Clinic
- Dentist
- Dialysis Center
- Home Health Agency
- Hospice
- Hospital
- Laboratory
- Licensed Practical Nurse
- Medical Supply Purveyor
- Midwife
- Nurse Practitioner
- Occupational Therapist
- Ophthalmologist
- Optometrist
- Oral Surgeon
- Osteopath
- Outpatient Psychiatric Treatment Facility
- Outpatient Substance Abuse Treatment Facility
- Pharmacy/Pharmacist
- Physical Therapist
- Physician (M.D.)
- Physician's Assistant
- Podiatrist
- Professional ambulance service
- Psychiatrist
- Psychologist
- Registered Dietitian
- Registered Nurse
- Skilled Nursing Facility
- Social Worker under the supervision of an  M.D., D.O., or Ph.D.
- Speech Therapist

"Eligible Provider" shall not include the Covered Individual or any close relative of the Covered Individual.

EMPLOYEE
An active employee of the Company receiving compensation from the Company for services rendered to the Company. Employee means a person who is in an employer-employee relationship with the Company and who is classified by the Company as a regular employee. The term "employee" shall not include any individual classified by the Company as an independent contractor, a consultant, an individual performing services for the Company who has entered into an independent contractor or consultant agreement with the Company (even if a court, the Internal Revenue Service, or any other entity determines that such individual is a common-law employee) or a leased employee as defined in Section 414(n) of the Code. The term employee does not include any employee covered by a collective bargaining agreement that does not provide for coverage under the Plan, provided that health care benefits were the subject of good faith bargaining between the employee's bargaining representative and the Company. The term employee does not include an employee classified by the Company as a temporary employee.

EMPLOYEE COVERAGE
Coverage hereunder providing benefits payable as a consequence of an Injury or Illness of an Employee.

ERISA
The Employee Retirement Income Security Act of 1974, as amended.

EXPENSES INCURRED
The day expenses or services are rendered.

EXPERIMENTAL
Any medical procedure, equipment, treatment, or course of treatment, or drug or medicine that is limited to research, not proven in an objective manner to have therapeutic value or benefit, restricted to use at medical facilities capable of carrying out scientific studies, or is of questionable medical effectiveness. To determine whether a procedure is experimental the Company will consider, among other things, commissioned studies, opinions, and references to or by the American Medical Association, the Federal Drug Administration, the Department of Health and Human Services, the National Institutes of Health, the Council of Medical Specialty Societies and any other association or federal program or agency that has the authority to approve medical testing or treatment.

FAMILY
A Covered Employee and his eligible Dependents.

FULL-TIME STUDENT
An Employee's Dependent child who is enrolled in and regularly attending an accredited educational institution for the minimum number of credit hours required by that institution in order to maintain full-time student status.

HOME HEALTH CARE AGENCY
A Medicare-approved public or private agency or organization that specializes in providing medical care and treatment in the home. Such a provider must be primarily engaged in and duly licensed by the appropriate licensing authority (if such licensing is required) to provide skilled nursing services and other therapeutic services. It must have policies established by a professional group associated with the agency or organization including at least one Physician and at least one Registered Nurse (R.N.) to govern the services provided, and it must provide for full-time supervision of such services by a Physician or Registered Nurse. Its staff must maintain a complete medical record on each individual and it must have a full-time administrator.

HOME HEALTH CARE PLAN
A program for continued care and treatment of the Covered Individual, established and approved in writing by the Covered Individual's attending Physician. The attending Physician must certify that the proper treatment of the Illness or Injury would require continued confinement as a resident inpatient in a Hospital or extended care facility in the absence of the services and supplies provided as part of the Home Health Care Plan.

HOSPICE
A health care program providing a coordinated set of services rendered at home, in Outpatient settings, or in institutional settings for Covered Individuals suffering from a condition that has a terminal prognosis. A Hospice must have an interdisciplinary group of personnel which includes at least one Physician and one Registered Nurse, and its staff must maintain central clinical records on all patients. A Hospice must meet the standards of the National Hospice Organization (NHO) and applicable state licensing.

HOSPICE BENEFIT PERIOD
A specified amount of time during which the Covered Individual undergoes treatment by a Hospice. Such time period begins on the date the attending Physician of a Covered Individual certifies a diagnosis of terminally ill, and the Covered Individual is accepted into a Hospice program. The period shall end the earlier of six (6) months from this date or at the death of the Covered Individual. A new benefit period may begin if the attending Physician certifies that the patient is still terminally ill; however, additional proof may be required before such a new benefit period can begin.

HOSPITAL
An institution which meets all of the following conditions:

1. It is engaged primarily in providing medical care and treatment to an ill or injured person on an inpatient basis at the patient's expense.

2. It is constituted, licensed, and operated in accordance with the laws of jurisdiction in which it is located which pertain to hospitals.

3. It maintains on its premises all the facilities necessary to provide for the diagnosis and medical and surgical treatment of an Illness or an Injury.

4. Such treatment is provided for compensation by or under the supervision of Physicians, with continuous twenty-four
      (24) hour nursing services by Registered Nurses (R.N.'s).

5. It is accredited by the Joint Commission on the Accreditation of Health Care Organizations (JCAHCO). The JCAHCO accreditation limitation may be waived at the discretion of the Plan if the only Hospital in the immediate area is not JCAHCO approved.

6.    It is a provider of services under Medicare.

7. It is not, other than incidentally, a place for rest, a place for the aged, or a nursing home.

The definition of "Hospital" will also include an institution qualified for the treatment of psychiatric problems, substance abuse, or tuberculosis that does not have surgical facilities and/or is not approved by Medicare, provided that such institution satisfies the definition of Hospital in all other respects.

HOSPITAL MISCELLANEOUS EXPENSES
The actual charges made by a Hospital in its own behalf for services and supplies rendered to the Covered Individual which are Medically Necessary for the treatment of such Covered Indi vidual. Hospital miscellaneous expenses do not include charges for room and board or for professional services (including intensive nursing care by whatever name called), regardless of whether the services are rendered under the direction of the Hospital or otherwise.

ILLNESS
A bodily disorder, disease, physical Sickness, mental infirmity, or functional nervous disorder of a Covered Individual. A recurrent Illness will be considered one Illness. Concurrent Illnesses will be considered one Illness unless the concurrent Illnesses are totally unrelated. All such disorders existing simultaneously which are due to the same or related causes shall be considered one Illness.

INJURY
The term "Injury" shall mean only accidental bodily Injury caused by an external force, occurring while the Plan is in effect. All injuries to one person from one accident shall be considered an "Injury."

INPATIENT CARE
Hospital room and board and general nursing care for a person confined in a Hospital or extended care facility as a bed patient.

INTENSIVE CARE UNIT (ICU)
An area within a Hospital which is reserved, equipped, and staffed by the Hospital for the treatment and care of critically ill patients who require extraordinary, continuous, and intensive nursing care for the preservation of life.

LICENSED PRACTICAL NURSE (L.P.N.)
An individual who has received specialized nursing training and practical nursing experience, and is duly licensed to perform such nursing services by the state or regulatory agency responsible for such licensing in the state in which that individual performs such services.

LIFETIME
The term "lifetime," which is used in connection with benefit maximums and limitations, means the period during which the person is covered under this Plan, whether or not coverage is continuous. Under no circumstances does "lifetime" mean during the lifetime of the Covered Individual.

MEDICALLY NECESSARY
The service a patient receives which is recommended by a Physician and is required to treat the symptoms of a certain Illness or Injury. Although the service may be prescribed by Physician, it does not mean the service is Medically Necessary. The care or treatment 1) must be consistent with the diagnosis and prescribed course of treatment for the Covered Individual's condition; 2) must be required for reasons other than the convenience of the Covered Individual or the attending Physician;
3) is generally accepted as an appropriate form of care for the condition being treated; and 4) is likely to result in physical improvement of the patient's condition with is unlikely to ever occur if the treatment is not administered.

MEDICARE
The medical care benefits provided under Title XVIII of the Social Security Act of 1965, as subsequently amended.

MINOR EMERGENCY MEDICAL CLINIC
A free-standing facility which is engaged primarily in providing minor emergency and episodic medical care to a Covered Individual. A board-certified Physician, a Registered Nurse, and a registered x-ray technician must be in attendance at all times that the clinic is open. The clinic's facilities must include x-ray and laboratory equipment and a life support system. For the purposes of this Plan, a clinic meeting these requirements will be considered to be a minor emergency medical clinic, by whatever actual name it may be called; however, a clinic located on or in conjunction with or in any way made a part of a regular Hospital shall be excluded from the terms of this definition.

NAMED FIDUCIARY
Heartland Financial USA, Inc., which has the authority to control and manage the operation and administration of the Plan.

NEWBORN
An infant from the date of birth until the mother is discharged from the Hospital.

OCCUPATIONAL THERAPIST
A licensed practitioner who treats, primarily, the loss of motor function of skeletal muscles by educating the patient to use other muscles and/or artificial devices to enable them to perform acceptably in any particular occupation or the ordinary tasks of daily living.

ORTHOTIC APPLIANCE
An external device intended to correct any defect in form or function of the human body.

OUTPATIENT
The classification of a Covered Individual when that Covered Individual received medical care, treatment, services, or supplies at a clinic, a Physician's office, a Hospital if not a registered bed patient at that Hospital, an Outpatient psychiatric facility, or an Outpatient alcoholism treatment facility.

OUTPATIENT PSYCHIATRIC TREATMENT FACILITY
An administratively distinct governmental, public, private or independent unit or part of such unit that provides Outpatient mental health services and which provides for a psychiatrist who has regularly scheduled hours in the facility, and who assumes the overall responsibility for coordinating the care of all patients.

OUTPATIENT SUBSTANCE ABUSE TREATMENT FACILITY
An institution which provides a program for diagnosis, evaluation, and effective treatment of alcoholism and/or substance abuse; provides detoxification services needed with its effective treatment program; provides infirmary-level medical services that may be required; is at all times supervised by a staff of Physicians; prepares and maintains a written plan of treatment for each patient, based on the patient's medical, psychological, and social needs and supervised by a Physician; and meets licensing standards.

OUTPATIENT SURGERY
Outpatient surgery includes, but is not limited to, the following types of procedures performed in a hospital or surgi-center:

1. Operative or cutting procedures for the treatment of an illness or injury;

2.    The treatment of fractures and dislocations; or

3.    PT/OT therapy required after a surgical procedure; or

4. Endoscopic or diagnostic procedures such as biopsies, cystoscopy, bronchoscopy, and angiocardiography.

PHYSICAL THERAPY
A licensed practitioner who treats patients by means of electro-, hydro-, aero-, and mechano-therapy, massage and therapeutic exercises. Where there is no licensure law, the physical therapist must be certified by the appropriate professional body.

PHYSICIAN
A legally licensed medical or dental doctor or surgeon, osteopath, podiatrist, optometrist, or registered clinical psychologist to the extent that same, within the scope of his license, is permitted to perform services provided in this Plan.
A Physician shall not include the Covered Individual or any Close
Relative of the Covered Individual.

PLAN
The term "Plan" means without qualification the Plan outlined herein.

PLAN ADMINISTRATOR
The Company, which is responsible for the management of the Plan.
The Plan Administrator may employ persons or firms to process claims and perform other Plan-connected services.

PLAN SPONSOR
Heartland Financial USA, Inc.

PRE-EXISTING CONDITION
A disease, Injury, or Illness of a Covered Individual for which the Covered Individual has been under the care of a licensed Physician or has received medical care, services, or supplies within the six (6) month period immediately preceding his employment date or effective date of coverage, whichever is applicable. Medical care, services, or supplies shall include, but shall not be limited to, medication, therapy, x-ray or lab tests, counseling, or any other treatment recommended by a licensed provider of medical care or services.

PREGNANCY
That physical state which results in childbirth, abortion, or miscarriage, and any medical complications arising out of or resulting from such state.

PRESCRIPTION
All drugs that are required under Federal law to bear the label, "Caution: Federal law prohibits dispensing without prescription," or any substitute required label, and injectable insulin (whether or not by prescription), as long as the drug was prescribed by a licensed Physician.

PRIMARY PLAN
A plan whose allowable benefits are not reduced by those of another plan.

PRONOUNS
Any references to "You, Yours, or Yourself" means the eligible
Employee and Covered Dependents. "He, His, Him" refers to either sex; not to be discriminatory, but to avoid "he/she" type wording.

PSYCHIATRIC CARE
The term "psychiatric care," also known as psychoanalytic care, means treatment for a mental Illness or disorder, a functional nervous disorder, alcoholism, or drug addiction. A psychiatric condition includes but is not limited to anorexia nervosa and bulimia, schizophrenia, and depressive disorders including but not limited to manic depressive.

PSYCHOLOGIST
A registered clinical psychologist. A psychologist who specializes in the evaluation and treatment of mental Illness who is registered with the appropriate state registering body or, in a state where statutory licensure exists, holds a valid credential for such practice or, if practicing in a state where statutory licensure does not exist, meets the following qualifications: has a doctoral degree from an accredited university, college, or professional school and has two years of supervised experience in health services of which at least one year is post-doctoral and one year in an organized health services program; or, holds a graduate degree from an accredited university or college and has not less than six years as a psychologist with at least two years of supervised experience in health services.

QUALIFIED MEDICAL CHILD SUPPORT ORDER (QMCSO)
In order to meet the definition of a Qualified Medical Child
Support Order (QMCSO), a court order or divorce decree must contain all of the following information:

1.    The Employee's name and last known address.

2.    The Dependent's full name and address.

3. A reasonable description of the coverage to be provided or the manner in which coverage will be established, i.e. through the employer.

4.    The period for which coverage must be provided.

5. The order or decree must specifically name the Company as a source of coverage.

REGISTERED NURSE (R.N.)
An individual who has received specialized nursing training and is authorized to use the designation of "R.N.," and who is duly licensed by the state or regulatory agency responsible for such licensing in the state in which the individual performs such nursing services.

REVIEW ORGANIZATION
The organization contracting with the Company to perform cost containment services.

ROOM AND BOARD
All charges, by whatever name called, which are made by a Hospital, Hospice, or extended care facility as a condition of occupancy. Such charges do not include the professional services of Physicians nor intensive nursing care (by whatever name called).

SEMI-PRIVATE
A class of accommodations in a Hospital or extended care facility in which at least two patient beds are available per room.

SICKNESS
Physical Sickness; disease; mental, emotional or nervous disorders; and pregnancy. Recurrent, related or concurrent
Sicknesses are considered as one "Sickness," unless a concurrent
Sickness is totally unrelated to the other Sickness.

SKILLED NURSING FACILITY
An institution, or distinct part thereof, operated pursuant to law, and one which meets all of the following conditions:

1. It is licensed to provide and is engaged in providing, on an inpatient basis for persons convalescing from Injury or Illness, professional nursing services rendered by a Registered Nurse (R.N.) or by a Licensed Practical Nurse (L.P.N.) under the direction of a Registered Nurse and physical restoration services to assist patients to reach a degree of body functioning to permit self-care in essential daily living activities.

2. Its services are provided for compensation from its patients and under the full-time supervision of a Physician or Registered Nurse.

3. It provides 24-hour per day nursing services by licensed nurses, under the direction of a full-time Registered
      Nurse.

4.    Its staff maintains a complete medical record on each patient.

5.    It has an effective utilization review plan.

6. It is not, other than incidentally, a place for rest, the aged, drug addicts, alcoholics, mentally handicapped, custodial or educational care, or care of mental disorders.

7.    It is approved and licensed by Medicare

This term shall apply to expenses incurred in an institution referring to itself as a Skilled Nursing Facility, Extended Care
Facility, or any such other similar nomenclature.

SOCIAL WORKER
An individual who is qualified through education, training, and experience to provide services in relation to the treatment of emotional disorders, psychiatric conditions, or substance abuse when employed by, or under the supervision of an M.D., D.O., or Ph.D.

SPEECH THERAPIST
An individual who is skilled in the treatment of communication and swallowing disorders due to Illness, Injury or birth defect, who is a member of the American Speech and Hearing Association and has a Certificate of Clinical Competence and who is licensed in the state in which services are provided.

SURGICAL PROCEDURES
Cutting, suturing, treatment of burns, correction of fractures, reduction of dislocation, manipulation of joints under general anesthesia, electrocauterization, tapping (paracentesis), application of plaster casts, administration of pneumothorax, endoscopy, or injection of sclerosing solution by a licensed Physician.

TEFRA
The Tax Equity and Fiscal Responsibility Act of 1982, as amended from time to time.

THERAPY SERVICES
Services or supplies used for the treatment of an Illness or Injury to promote the recovery of a Covered Individual. Therapy services are covered to the extent specified in the Plan and may include:

1. Chemotherapy - the treatment of malignant disease by chemical or biological antineoplastic agents.

2. Dialysis Treatments - the treatment of acute or chronic kidney disease which may include the supportive use of an artificial kidney machine.

3. Occupational Therapy - treatment of a physically disabled person by means of constructive activities designed and adapted to promote the restoration of the person's ability to satisfactorily accomplish the ordinary tasks of daily living and those required by the person's particular occupational role.

4. Physical Therapy - the treatment by physical means, electrotherapy, hydrotherapy, heat, or similar modalities, physical agents, bio-mechanical and neuro-physiological principles, and devices to relieve pain, restore maximum function, and prevent disability following disease, Injury, or loss of body part.

5. Radiation Therapy - the treatment of disease by X-ray, radium, or radioactive isotopes.

6. Respiration Therapy - introduction of dry or moist gases into the lungs for treatment purposes.

7. Speech Therapy - treatment of communication and swallowing disorders due to an Illness, Injury or birth defect.

TMJ
"TMJ" means temporomandibular joint syndrome and all related complications or conditions.

TOTAL DISABILITY (TOTALLY DISABLED)
A physical state of a Covered Individual resulting from an Illness or Injury which wholly prevents:

1. An Employee from engaging in his regular or customary occupation and from performing any and all work for compensation or profit.

2. A Dependent from performing the normal activities of a person of like age and sex and in good health.

USUAL, CUSTOMARY, AND REASONABLE  (UCR)
The term "usual, customary, and reasonable" refers to the designation of a charge as being the usual charge made by a Physician or other provider of services, supplies, medications, or equipment that does not exceed the general level of charges made by other providers rendering or furnishing such care or treatment within the same area. The term "area" in this definition means a county or such other area as is necessary to obtain a representative cross section of such charges. Due consideration will be given to the nature and severity of the condition being treated and any medical complications or unusual circumstances which require additional time, skill, or expertise.

WELL-CARE
The term "well-care" means medical treatment, services, or supplies rendered solely for the purpose of health maintenance and not for the treatment of an Illness or Injury.